As filed with the Securities and Exchange Commission on July 25, 2005

                           Registration No. _________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                    FORM SB-2
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                        MEDIANET GROUP TECHNOLOGIES, INC.


        Nevada                           7380                     13-4067623
        ------                           ----                     ----------
(State or jurisdiction            (Primary Standard            (I.R.S. Employer
  of incorporation or         Industrial Classification         Identification
     organization)                   Code Number)                   Number)


             5100 W. Copans Road, Suite 710, Margate, Florida 33063
                                 (954) 974-5818
             ------------------------------------------------------
          (Address and telephone number of principal executive offices)


             5100 W. Copans Road, Suite 710, Margate, Florida 33063
             ------------------------------------------------------
(Address of principal place of business or intended principal place of business)


                               Agent for Service:

                           Martin A. Berns, President
                        MediaNet Group Technologies, Inc.
                         5100 W. Copans Road, Suite 710
                             Margate, Florida 33063
                                 (954) 974-5818


      The Commission is requested to send copies of all communications to:

                            William J, Schifino, Esq.
                    Williams Schifino Mangione & Steady, P.A.
                        One Tampa City Center, Suite 2600
                              Tampa, Florida 33602


                Approximate date of proposed sale to the public:

 As promptly as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE

Title of each class                           Proposed maximum      Proposed maximum
 of securities to        Share Amount to       offering price          aggregate             Amount of
  be registered           be registered          per share           offering price       registration fee
-------------------      ---------------      ----------------      ----------------      ----------------
Common stock                766,000(1)             $ .32                $245,120               $ 29.00
$.001 par value

Common stock                645,000(2)             $1.00                $645,000               $ 76.00
$.001 par value           ---------                                     --------               -------

Total                     1,411,000                                     $890,120               $105.00

(1) Represents shares offered by selling shareholders. The fee is calculated pursuant to Rule 457(c) of Regulation C.

(2) Represents shares offered by selling shareholders which may be offered and sold only upon exercise of outstanding warrants. The offering price of $1.00 was used for the purpose of calculating the registration fee pursuant to Rule 457(g) of Regulation C.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION - DATED JULY 25, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
                                1,411,000 SHARES
                        MEDIANET GROUP TECHNOLOGIES, INC.
                                  COMMON STOCK

         This Prospectus relates to the offer and sale of 1,411,000 shares of our common stock by the selling shareholders identified in this Prospectus, of which 645,000 shares may be issued and sold only upon the exercise of outstanding warrants. The selling shareholders will determine when they will sell their shares or exercise their warrants. Shares will be sold on the OTC Bulletin Board at prevailing market prices or at privately negotiated prices at the time of sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares. We may, however, receive gross proceeds of up to $619,800 from the exercise of the outstanding warrants.

         On June 6, 2005, we entered into a one-year consulting agreement with Stanton, Walker & Company ("Stanton, Walker"), a New Jersey corporation, pursuant to which Stanton, Walker was engaged to (i) counsel the Company with regard to strategic business plans, corporate planning and/or other business consulting needs (ii) identify and negotiate with potential business partners, and (iii) identify merger or acquisition candidates, assist in any due diligence process, recommend transaction terms and provide advice and assistance during negotiations as needed. As consideration for such services, we agreed to issue to Richard P. Stanton and Richard H. Walker 125,000 shares of the Company's common stock, 66,000 shares upon execution of the agreement, 29,500 shares January 1, 2006 and 29,500 shares on April 1, 2006. Either party can terminate the agreement at any time. Also, in connection with any merger or acquisition, we are responsible to the consultant for a cash fee equal to five percent (5%) of the total value of the transaction. The 66,000 shares issued are included in this registration statement. The closing bid price of our shares on June 6, 2005 was $.58.

         On June 23, 2005, we consummated the private sale of seven units, each unit consisting of 100,000 shares of common stock and a three-year warrant to purchase an additional 25,000 shares. Such warrants are exercisable at $1.00 per share. The per unit cost was $55,000. The offering was made through Lempert Brothers International U.S.A., Inc. acting as underwriter. The total offering was $385,000. The underwriter received a commission of $30,800, reimbursement of expenses totaling $11,368, including underwriter's legal fees of $5,518, and five-year warrants to purchase 70,000 shares of common stock, 56,000 exercisable at $.55 per share and 14,000 exercisable at $1.00 per share. The market price of the shares on June 23, 2005 was $.40. In connection with the sale, we agreed to file a registration statement with the Securities and Exchange Commission, registering both the shares sold and those shares underlying the warrants issued. This prospectus also relates to 400,000 shares underlying a warrant previously granted. The warrant is exercisable at $1.00 per share and expires on December 5, 2005.

         INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The selling shareholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts.

                The date of this Prospectus is __________ , 2005

                                TABLE OF CONTENTS


                                                                            Page

Summary.....................................................................   2

Risk Factors................................................................   4

Use of Proceeds.............................................................   7

Market for our Common Stock.................................................   7

Management Discussion and Analysis or Plan of Operations....................   8

Description Of Business.....................................................  10

Directors, Executive Officers, Promoters and Control Persons................  16

Certain Relationships and Related Transactions..............................  19

Security Ownership of Certain Beneficial Owners and Management..............  20

Selling Security Holders....................................................  21

Plan of Distribution........................................................  22

Legal Proceedings...........................................................  22

Description of Securities...................................................  22

Experts.....................................................................  23

Legal Matters...............................................................  23

Available Information.......................................................  24

Index to Financial Statements...............................................  25

                                     SUMMARY

         This Summary highlights selected information from elsewhere in this Prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

         Our offices are located at 5100 W. Copans Road, Suite 710, Margate, Florida 33063, telephone number (954) 974-5818.

                                   THE COMPANY

         MediaNet Group Technologies, Inc., ("we," "us," "our," the "Company"), was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through a merger, exchange of stock, or other similar type of transaction.

         From the date of our incorporation through December 31, 2002, our only business activities were the organizational activities described above and efforts to locate a suitable business opportunity for acquisition. In January 2003, we identified a business opportunity we wanted to acquire.

         On February 3, 2003, we affected a change of control as the first step in the business acquisition process. Brand-A-Port, Inc., (formerly ShutterPort, Inc.), a Florida corporation, purchased from five of our major shareholders 3,331,000 (or approximately 93%) of our issued and outstanding shares. The shares were purchased for $35,000.

         On March 31, 2003, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Brand-A-Port, Inc. in a share exchange transaction. We issued 5,926,662 shares in the share exchange transaction in which Brand-A-Port's shareholders received one of our shares for each share of common stock of Brand-A-Port which they owned. In addition, the 3,331,000 shares which Brand-A-Port previously purchased were surrendered for cancellation. As a result of the share exchange, Brand-A-Port became our wholly owned and operating subsidiary.

         The former shareholders of Brand-A-Port acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although Brand-A-Port became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Brand-A-Port, whereby Brand-A-Port is deemed to be the accounting acquirer and is deemed to have adopted our capital structure.

                                    BUSINESS

         The operations of MediaNet Group Technologies, Inc. is carried on through wholly owned subsidiaries. As used herein, the "Company" refers to MediaNet Group Technologies, Inc and its wholly owned subsidiaries. The Company's operations include the following:

Brand-A-Port               One component, which we refer to as the Brand-A-Port
                           division, is building and hosting web sites for business customers using proprietary software applications we have developed. Such web sites are designed to include the name, logo, color scheme and customized or personalized content provided by the customer, but are also designed to serve as Internet web portals which provide users with direct access to news, weather and other information available on the Internet. This component of our business is currently operational.

BSP Rewards                This division provides a loyalty and rewards program
                           designed as a shopping service through which members receive rebates (rewards) on purchases of products and services from participating merchants. These rewards may be accumulated and used at any time to make additional purchases from any participating merchant in the program. The BSP program is proprietary to the Company.

Memory Lane Syndication    Through this division we have acquired ownership of
                           130 color episodes of the 1970's Howdy Doody television show. We plan to manufacture and market, or license others to manufacture and market, videos of these episodes, as well as licensing them for possible television and radio syndication. Initial marketing of videos commenced in the fourth quarter of 2004.

                                  THE OFFERING

Common Stock Offered       A total of 766,000 shares of our common stock may be
                           sold by the selling shareholders. An additional
                           645,000 shares may be issued and sold upon exercise of outstanding warrants. The warrants are exercisable at $.55 per share and $1.00 per share. Warrants to purchase 400,000 shares expire on December 5, 2005, warrants to purchase 175,000 shares expire on June
                           23, 2008 and warrants to purchase 70,000 shares expire on June 23, 2010.

Common Stock to be         We currently have a total of 8,728,112 shares of
Outstanding                common stock issued and outstanding. In the event the
                           outstanding warrant is fully exercised, we will then have a total of 9,373,112 shares issued and outstanding.

Use of Proceeds            In the event all of the warrants are exercised, we
                           will receive $619,800. Such proceeds will be used for working capital purposes.

Trading Market             Our common stock has limited trading on the OTC
                           Bulletin Board. The Company's trading symbol for the common stock is MEDG

Risk Factors               Investment in our common stock involves a high degree
                           of risk. Among the significant risk factors are (i) there is not currently an active public market for our shares and no assurance that such a market will develop in the future, (ii) we are a company with limited operating history and, (iii) we will require substantial working capital to fund our business for which there is no assurance. See "Risk Factors".

                              FINANCIAL INFORMATION

         The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data
                            Three Months Ended               Year Ended
                          March 31,     March 31,     December 31,  December 31,
                             2005          2004           2004          2003
                             ----          ----           ----          ----

Revenues ...............  $  38,405     $  11,915      $ 112,062     $  55,295
Operating Expenses .....    125,710        78,834        326,798       199,589
Net Loss from Operations    (97,905)      (94,338)      (316,325)     (237,725)
Net Loss Per Share .....      (0.01)        (0.01)         (0.05)        (0.05)


Balance Sheet Data
                                 March 31,                   December 31,
                             2005          2004           2004          2003
                             ----          ----           ----          ----

Total Assets ...........  $ 954,907     $ 955,264      $ 928,171     $ 975,313
Total Liabilities ......    151,887       882,281        170,833       807,992
Shareholders' Equity ...    803,020        72,983        757,338       167,321


                                  RISK FACTORS

         THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

WE HAVE A LIMITED OPERATING HISTORY. WE ARE SUBJECT TO ALL THE RISKS ASSOCIATED WITH THE FORMATION OF A NEW BUSINESS, INCLUDING POSSIBLE FAILURE TO ACHIEVE OR SUSTAIN PROFITABILITY, WHICH WOULD ADVERSELY AFFECT THE VALUE OF THE COMPANY AND THE MARKET VALUE OF OUR SHARES OF COMMON STOCK.

         Up to December 31, 2002, the Company was a development stage entity. In 2003, the Company commenced operations, which have been limited to date. Therefore, there is no meaningful operating history on which to base an evaluation of our proposed business and prospects. We are subject to all of the substantial risks inherent in the commencement of a new business enterprise. New enterprises in the early stage may encounter financial and operational difficulties and intense competition and failure to become profitable. There can be no assurance that we will achieve our business objectives, or that we will produce significant levels of revenues or achieve sustainable profitability. Our prospects must be considered in light of the risks, expenses, difficulties and delays frequently encountered in connection with a developing business, the development and commercialization of Internet websites based on innovative technology, and the high level of competition in the industry in which we operate. Additionally, we will be subject to all the risks incident to a rapidly developing business. Prospective investors should consider the frequency with which relatively newly developed and/or expanding businesses encounter unforeseen expenses, difficulties, complications and delays, as well as such other factors as competition with substantially larger companies.

RESALE OF OUR SECURITIES MAY BE DIFFICULT BECAUSE THERE IS A LIMITED MARKET FOR OUR SHARES.

         There is no active public market for our securities, and no assurance that such an active public market will develop in the future. Even in the event that such an active public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.

THE DEVELOPMENT OF OUR BUSINESS WILL BE LIMITED UNLESS WE OBTAIN SUBSTANTIAL WORKING CAPITAL. THIS MAY REDUCE OR LIMIT THE VALUE OF THE COMPANY AND THE POTENTIAL MARKET VALUE OF OUR OUTSTANDING SHARES.

         We require substantial additional working capital to fund our business. Our current operations are not profitable and we do not presently have adequate cash or sources of financing to meet either our short-term or long-term capital needs. We have not currently identified any sources of available working capital, other than the possible receipt of up to $619,800 from the exercise of outstanding warrants. We may be unable to locate other sources of capital or may find that capital is not available on terms which are acceptable to us. If the warrants are not exercised and we are not able to raise additional capital from other sources, we will either be unable to continue operations or we will be required to limit our operations to those which can be financed with the modest capital which is currently available, and we will be required to abandon or significantly curtail our expansion plans. In the past, members of our management have made loans to us in order to provide sufficient funds to pay monthly operating expenses. Martin Berns, our CEO, advanced $204,114 to the Company during the 18-month period ending June 30, 2005. The funds advanced by Mr. Berns have allowed us to maintain current operations. However, in order for us to significantly expand our business, we will require substantial additional working capital which is not expected to be provided by management.

OUR SUCCESS IS DEPENDENT ON RETAINING KEY PERSONNEL AND ON HIRING AND RETAINING ADDITIONAL PERSONNEL. WE MAY BE UNABLE TO HIRE AND/OR RETAIN NECESSARY KEY PERSONNEL, WHICH WOULD ADVERSELY AFFECT THE DEVELOPMENT OF OUR BUSINESS AND THE POTENTIAL MARKET VALUE OF OUR OUTSTANDING SHARES.

         Our success will be largely dependent upon the efforts of Mr. Martin Berns. Mr. Berns has an employment agreement with the Company through December 31, 2008 at an annual base salary of $52,000, plus normal fringe benefits. Additionally Mr. Berns may receive from time to time, bonuses as determined by the Board of Directors.

         The loss of the services of Mr. Berns would have a material adverse effect on our ability to maintain and expand our current business operations or to develop related products and services. We do not presently have "key man" life insurance with respect to our management. Our success is also dependent upon our ability to hire and retain additional qualified executives and creative marketing personnel. There can be no assurance that we will be able to hire or retain such necessary personnel and our inability to do so would have a material adverse impact on our ability to expand our current business operations and achieve profitability.

THE PORTIONS OF OUR BUSINESS WHICH ARE RELATED TO ON-LINE COMMERCE AND THE INTERNET ARE VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY COMPETE IN THOSE MARKETS, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

         The on-line commerce market is new, rapidly evolving and intensely competitive. We expect competition to intensify in the future because barriers to entry are minimal, and current and new competitors can launch new web sites at a relatively low cost. There are a multitude of "brand your own web site" companies and software products available and every site on the web will compete for attention with those which we create and maintain on behalf of our customers. In addition, all categories of the Internet and rewards industries are intensely competitive. There are many loyalty/reward programs covering virtually every industry and product. These programs range from individual retail establishments to major corporations, to branded reward programs. Although we believe we can establish a niche as a provider of high quality portals and rewards program, we will still be competing for funding and will face intense competition from many other entities with greater experience and financial resources than we have. As a result, there can be no assurance that we will be able to compete successfully to the extent necessary to significantly expand our business and achieve profitability.

THE PORTION OF OUR BUSINESS RELATED TO MARKETING OF VIDEOS AND OFFERING PRODUCTS FOR TELEVISION SYNDICATION IS VERY COMPETITIVE. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO COMPETE SUCCESSFULLY IN THAT MARKET, WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO ACHIEVE OR SUSTAIN PROFITABILITY.

         There are many competitors in the business of marketing and sale of broadcast rights, videos and DVD, many of which are better financed and in a better position to place or sell their intellectual properties. The Howdy Doody videos we own were produced in the 1970's and are targeted towards children and parents and grandparents who buy videos for them. The Howdy Doody videos are in competition with both nostalgic and newly produced videos available from major studios and television stations that already have distribution channels. It is extremely difficult to obtain agreements for television and radio syndication and retail sales for these types of products due to the abundance of offerings from a variety of sources and the limited amount of television/radio time slots and retail shelf space available. We have signed one agreement granting rights to manufacture and distribute videos of a portion of our Howdy Doody library to retailers and on the Internet in return for payment of a royalty fee based upon sales. There is no assurance that this agreement, or any others we are able to sign, will result in any significant sales or revenues.

THE INTERNET AND ON-LINE COMMERCE INDUSTRY ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE. WE MAY BE UNABLE TO COMPETE SUCCESSFULLY OR TO REMAIN COMPETITIVE UNLESS WE ARE ABLE TO DEVELOP NEW PRODUCTS OR ADOPT EXISTING PRODUCTS TO NEW TECHNOLOGIES. IF WE ARE UNABLE TO DO SO, IT WOULD ADVERSELY AFFECT OUR ABILITY TO REACH OR MAINTAIN PROFITABILITY.

         To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of the web site Internet portals we market and sell. The Internet and the on-line commerce industry are characterized by rapid technological change, changes in user and customer requirements and preferences and frequent product and service introductions. If competitors introduce products and services embodying new technologies or if new industry standards and practices emerge, then our existing web sites, proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

         o both license and/or internally develop leading technologies useful in our business;

         o  enhance our existing services;

         o develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers; and

         o respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

         The development of our web sites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our web sites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If we do not continue to improve and update our services and continue to introduce new services, products and enhancements, we may lose customers or fail to attract new customers. Losing existing customers or failing to attract new customers would delay or adversely affect our ability to reach or maintain profitability.

IT MAY BE DIFFICULT FOR YOU TO SELL YOUR SHARES BECAUSE OF A LIMITED TRADING MARKET AND BECAUSE OF RESTRICTIONS IMPOSED BY THE PENNY STOCK RULES, WHICH MAY REDUCE OR ELIMINATE THE ABILITY TO REALIZE A PROFIT FROM THE SALE OF YOUR SHARES.

         There is a limited trading market for the shares and there can be no assurances that an active trading market will develop, or, if such a market does develop, that it will be sustained. The trading market is subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of making it more difficult for an active trading market in the Shares to be created or sustained. Since there is only a limited trading market in the Shares, holders of the Shares may have difficulty selling their shares which may reduce or eliminate their ability to realize a profit from the sale of their shares.

                                 USE OF PROCEEDS

         We will receive gross proceeds of $619,800 if all of the outstanding warrants are exercised. We intend to use any proceeds received from the exercise of warrants for working capital needs.

                           MARKET FOR OUR COMMON STOCK

         There is a limited market for our shares. As of the date of this report, our common stock is traded on the over-the-counter Bulletin Board under the symbol "MEDG". As of July 15, 2005, the last sale of common stock was $.30. The following table sets forth the range of quarterly, high and low sale prices for our Common Stock for the periods indicated from the inception of quotations (third quarter of 2004).

         2004                                HIGH              LOW
         ----                                ----              ---
               Third Quarter                 1.25              0.25
               Fourth Quarter                1.88              0.51

         2005
         ----
               First Quarter                 1.43              0.75
               Second Quarter                0.82              0.39

         We have a total of 8,728,112 shares outstanding and 645,000 shares reserved for issuance upon exercise of outstanding warrants.

         No dividends have been declared or paid on the Company's common stock within the past two years, and it is not anticipated that any dividends will be declared or paid in the foreseeable future.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

         Clamshell Enterprises, Inc. was organized under the laws of the State of Nevada on June 4, 1999 as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or similar type of transaction. On May 22, 2003 we changed our name to MediaNet Group Technologies, Inc.

         On March 31, 2003 we completed the acquisition of all of the issued and outstanding shares of Brand-A-Port, Inc., in a share exchange transaction. The former shareholders of Brand-A-Port acquired a majority of our issued and outstanding common stock as a result of completion of the share exchange transaction. Although the result of the share exchange transaction was that Brand-A-Port became our wholly owned subsidiary, the transaction was accounted for as a recapitalization of Brand-A-Port, whereby Brand-A-Port was deemed to be the accounting acquirer and was deemed to have adopted our capital structure. Therefore, in our audited financial statements for the year ended December 31, 2003, which are included in this Prospectus, the financial information for periods prior to March 31, 2003 is that of Brand-A-Port alone, and the financial information as of December 31, 2003, and for periods after March 31, 2003, is that of Clamshell and Brand-A-Port consolidated.

         All of our current operations are carried on through Brand-A-Port, Inc., BSP Rewards, Inc. and Memory Lane Syndication, Inc., our wholly owned subsidiaries.

RESULTS OF OPERATIONS

         We currently have limited business operations which are primarily related to our Brand-A-Port application software. This software has been in development for approximately 30 months and during this period we have sold approximately 35 Internet web portals at an average price of $995. We also receive a monthly fee of $79 per month for hosting and maintaining these portals.

         We developed the BSP Rewards program during 2003. The development and beta testing of this program was completed in December 2003, and commenced initial operations in January 2004. Operations consist primarily of a sale program offering the BSP Rewards program application to companies, organizations, and retail merchants, including both merchants with physical store locations and Internet websites. To date, no significant revenues have been generated.

         On January 5, 2003, we completed the acquisition of 130 color episodes of the 1970's Howdy Doody television show. We market this intellectual property through video sales and television and radio syndication. The purchase price for this acquisition consisted of a promissory note in the original principal amount of $675,000 bearing interest at the rate of 6% per annum plus issuance of 200,000 shares of our common stock. The total principal amount of the note was to mature on January 5, 2012. On June 30, 2004 the note holder converted the principal note amount of $675,000 plus $20,000 of interest due under the note for 750,000 shares of the Company's common stock.

         As of March 31, 2005, we had cash on hand of approximately $12,431 ($222,689 at June 30, 2005) but we are operating on a cash flow deficit of approximately $20,000 to $25,000 per month. For the quarter ended March 31, 2004, we had gross revenues from operations of $11,915, and a net loss of $94,338. For the quarter ended March 31, 2005, we had gross revenues from operations of $38,405 and a net loss of $97,905.

         For the year ended December 31, 2003, we had gross revenues from operations of $55,295, and a net loss of $313,181. For the year ended December 31, 2004, we had gross revenues from operations of $112,062, and a net loss of $335,605.

         During the fiscal year ended December 31, 2003, net cash used in operations was $175,919, and during the fiscal year ended December 31, 2004, net cash used in operations was $197,810. However, our operations are not yet profitable, and we continue to require additional funding in order to continue business operations.

         To date, we have funded our cash shortage and obtained the cash necessary to continue operations primarily through debt and equity transactions. As a result, as of December 31, 2004, we had outstanding loans from shareholders totaling $52,627, consisting of two short term notes of $42,027 and $10,600, bearing an annual interest rate of 6.750%, payable monthly. On March 28, 2005, the note for $42,027 was converted into shares of common stock. See "Certain Relationships and Related Transactions."

         During the period January 1, 2005 through June 30, 2005, management has provided an additional $43,337 of short term financing.

PLAN OF OPERATIONS

         Our primary plan of operations is to develop our BSP Rewards business. The timing and the extent to which we are able to implement our expansion plan will primarily be dependent upon our ability to obtain outside working capital. Although management believes we have established a base through which we can continue to grow even without obtaining outside working capital, receipt of such capital would allow us to enhance our existing applications and commence a speedier and more complete marketing program.

         The Company completed the initial development and beta testing of its BSP program at the end of December 2003. The Company has signed Marketing Partner and/or Member Provider Agreements with 17 individuals or companies to sell for the Company on a straight commission basis. Additionally, the Company has signed their first three Private Branded Merchant Agreements with web-based retailers who will give and redeem BSP Rewards and place their customers into the program as members. The Company believes it will begin to receive limited revenues from these sales during the third quarter of 2005.

         The Company has signed a Rights Acquisition Agreement with GoodTimes Entertainment granting them a license to manufacture and distribute 40 of the Howdy Doody episodes to retailers and on the Internet. GoodTimes Entertainment commenced sales efforts in the last quarter of 2004 and will pay us a royalty of ten percent of the net wholesale price on any sales that are made. The Agreement has a term of five years, commencing on September 25, 2003. The Company has the right to terminate the Agreement if it does not receive at least $50,000 in royalties during the first two years of the Agreement. There is no assurance that GoodTimes Entertainment will be successful in selling videos and, accordingly, there is no assurance that we will realize any revenues under the terms of the agreement.

         The Company has signed a second Licensing Agreement with Madacy Entertainment for certain episodes of its Howdy Doody library. The Agreement grants a license to Madacy Entertainment for 25 episodes to be produced as a DVD box set. The Company will receive a royalty of fifteen percent of the net wholesale price on all sales and began receiving revenues during the fourth quarter of 2004. The term of the Agreement is for five years, commencing December 1, 2003. The Company has the right to terminate the Agreement if the Company does not receive at least $50,000 in royalties during the first two years. The Company earned approximately $7,000 in royalties in 2004 and $12,721 through June 2005.

         Although we currently expect to incur an overall cash flow deficit from operations of up to $120,000 over the next twelve months, during that time we also expect to gradually decrease our monthly cash flow deficit by maintaining overhead at its current level while increasing our revenues from operations. In addition, since October 1, 2003, our president, Mr. Martin Berns, has loaned the Company a total of $204,114 to fund the Company's cash flow deficits. Of this amount, $160,777 has been converted into shares of common stock. See "Certain Relationships and Related Transactions."

         Based on the receipt of approximately $335,000 from a recent private sale of securities, management believes we can continue current business operations and continue the current gradual expansion of our operations for the next twelve months. However, until operating revenues increase significantly, we will continue to seek outside funding for the purpose of accelerating the expansion of our operations.

         We will seek to gradually expand our operations in all areas during the next 12 months by establishing a base of resellers that will allow us to expand our marketing efforts for the BSP Rewards program with no increased overhead. We also intend to direct significant effort toward marketing the Howdy Doody episode library. Management believes these two operations currently have the greatest potential for growth and production of revenue.

         We are aware that business trends relative to the Internet are fluid and are constantly changing. We are also aware that the U.S. economy is currently in a state of uncertain growth. The combination of changing trends relative to the Internet and uncertainty regarding economic growth could have a material impact on our short-term or long-term liquidity or on our net sales or revenues or income from operations.

                             DESCRIPTION OF BUSINESS

         Certain statements in this prospectus which are not statements of historical fact, are what are known as "forward looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 4. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements. Although we base these forward-looking statements on our expectations, assumptions and projections about future events, actual events and results may differ materially, and our expectations, assumptions and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

CURRENT AND FUTURE OPERATIONS

         Prior to 2003, the Company was a development-stage company, developing its Brand-a-Port web sites and BSP Rewards program. In 2003, we sold a limited number of web sites using the Brand-A-Port software application. The Company initiated testing of its rewards program in January 2003, and it is now functional and operational although not complete and it currently has only limited participation. Finally, in January 2003, the Company completed the acquisition of the 130 color episodes of the Howdy Doody television show which we are now beginning to market for television and radio syndication and for video sales. The three facets of our business is described below.

Brand-A-Port

         One component of our business is to build Internet web sites which also serve as Internet portals. Internet web sites are normally single purpose sites utilized to provide information about a person, a company or a product. Individuals typically visit Internet web sites for a single targeted purpose, and once that purpose is satisfied, have no reason to remain on the site or to re-visit unless a specific purpose arises again. An Internet portal is a web site which is designed to encourage visitors to remain on the site or to re-visit the site numerous times. A web site which is also an Internet portal includes the same types of specific information normally found on a traditional web site, but also includes additional content, information and features such as a search engine, headline news, maps, stock market information, weather information, horoscopes, games, and the like.

         Brand-A-Port is a proprietary software application we have developed which allows us to build customized web site Internet portals for our customers. We license the general content and appearance of a Brand-A-Port Internet portal to our clients and then brand or customize the portal to fit the needs of the client and their unique industry and customer/visitor base. The branding includes adding the name and color scheme of the client and may also include adding customized content and web pages desired by the client.

         We charge clients a fee for building their portal and also charge a monthly hosting fee. The amount of both the initial fee and the monthly hosting fee varies depending on the features and services the client selects. Portals are generally required to be paid for prior to construction and hosting fees are generally required to be paid quarterly in advance. We currently charge between $995 and $4995 to build the site, and between $79 and $250 per month to host and maintain it.

         Clients have the ability to select the number of features and the level of service they desire. The basic portal which we offer at the lowest price level is branded or labeled for the client by including a header and frames within the page which contain the clients name and logo, a limited number of features including photo sharing, stock quotes, weather reports and maps and links to the Brand-A-Port, PixJury and Brand-A-Port travel agency. The basic portal does not include any custom pages or provide the client with any ability to modify or add information to the site.

         The mid-level portal which we offer includes the features which are part of the basic portal, but also includes up to ten custom pages as well as a PixJury feature and a travel agency feature both of which are branded or labeled with the clients name and logo. The mid-level portal may also include an optional shopping cart feature and an optional back-end administration panel which gives the client the ability to upload and add information to their site at will, and gives the client the right to act as a reseller of our products and services. As a reseller, the client is entitled to market our Brand-A-Port applications and our BSP Rewards to third parties, and receive commissions as a result of any sales made by the client as well as residual income from products purchased through the BSP Rewards program.

         The most highly developed form of portal we offer is a fully customized version which allows the client to add additional custom features, functions and pages of their choice. This form of portal is priced by special quote rather than through fixed pricing.

         We host client's portals on servers at DataPipe, a national hosting center. DataPipe manages and maintains our server operations. We maintain the coding and other information necessary to administer the operations of the web portals created for our clients, and we update the content and design of the various sites as necessary. The monthly fee which we charge clients for hosting varies depending upon the type of portal the client selects. Hosting fees are higher for portals which include custom features.

         Some of the features which are available on the portals we build for clients are proprietary features which we have developed. In addition to developing our own proprietary applications and content, we have also joined various affiliate programs and have direct relationships with various Internet content, service and product providers through which we are able to include additional features on the portals we build. The companies with which we have relationships include maps.com, ezprints.com, onetravel.com and barchart.com. We do not have an exclusive relationship with any of these companies. The form of agreement we have with each of them is the standard form they generally offer pursuant to which we may earn commissions on any sales of their products or services through our own web sites and those of our clients. If applicable, we may pass on a percentage of those commissions to the branded site and portal owners.

         Examples of the proprietary features we have developed include our BSP Rewards program (which is described below) and PixJury, a photo rating game which acts as a marketing tool and a sticky application (a feature which encourages visitors to a particular web site to stay on that sight or to return to it on a regular basis). The photo rating application allows photographs to be posted on a web site, where visitors have the opportunity to view the photographs and comment on them. The PixJury application has the ability to add voice and sound to photos so that people can actually hear the thoughts behind, and a description of, the photo they are looking at - directly from the person who posted it. The visitors also have the ability to send private email wires to members who post photos. Clients can choose photo categories which best suit their company, industry and customer base.

         Our target market for the Brand-A-Port product is currently smaller companies with small budgets that either do not currently have a web presence, or who wish to expand on that presence without being required to make a large expenditure. While our working capital is limited, we cannot effectively market to larger companies because their sales cycles are longer and more costly. In the event we are able to raise sufficient working capital we intend to shift our marketing efforts more towards larger companies. The types of larger companies we would expect to target include major membership clubs, organizations and companies which would have the ability to order branded portals in larger numbers which would greatly enhance our potential revenue stream.

         We have been developing and building the Brand-A-Port application model over the past 18 months and during this stage have sold 35 such portals.

BSP Rewards

         The BSP Rewards component of our business is a loyalty and rewards program designed as a shopping service through which members receive rebates (rewards) on purchases of products and services from participating merchants. These rewards may be accumulated and used at any time to make additional purchases from any participating merchant in the program.

         The BSP Rewards program is presently exclusively a web-based program, but in the future it may be expanded to also operate in physical locations. Retail sellers of goods and services who we join in the program as participating merchants agree to pay rebates to members who purchase goods and services through the program. We collect all rebates paid by participating merchants and retain a portion as our fee for operating the program. Another portion of the rebate (generally one-half) is designated as a "reward" earned by the member who made the purchase. In certain circumstances, we also pay a portion of the rebate as residual passive income to the organization or company which enrolled the member in the program.

         We have established a separate reserve account in which we hold all amounts designated as accumulated member rewards. Members, merchants and member providers may view reports on-line indicating the total amount of purchases made and of rewards accumulated. At the present time when a member elects to redeem all or any portion of the rewards which he or she has accumulated, the member must purchase certificates on-line that are redeemable at participating merchants. The Company plans to offer a master card stored value card in the future that will allow the reward points to be loaded on the card and spent like cash at participating merchants. The Company would then disburse funds from the reserve account to the participating merchant from which the new purchase has been made.

         Member Providers are companies, organizations and groups that enroll their employees or members in the BSP Rewards program. The program is offered free to member providers who auto-enroll their member base. This program has commenced limited operations, and member provider agreements have been signed with four companies. Member provider agreements provide that the Company will enroll their members for free and/or pay to each member provider a straight commission equal to one to two percent of the rewards earned by the members that the member provider enrolls in the program. A member provider only earns a commission if the members enrolled by the member provider actually earn rewards under the program. In some instances, the Company also pays to member providers a commission of twenty to thirty percent for any Internet portals sold by the member provider on behalf of the Company and a commission of up to ten percent for hosting fees paid to the Company by buyers of portals or websites as a result of the activities of the member provider. Three of the companies or associations with whom the Company has entered into member provider agreements are My Life Values, a benefit program for AIG Insurance, Global Cash Card and Wheelchair Foundation. At this time, none of these agreements are material and no revenues have been produced.

         We have also signed Branded BSP merchant agreements with web-based merchants such as Emson USA and Leather Genie who have agreed to pay a rebate equal to 5-10% of the value of each sale, and will also redeem BSP Rewards for membership payments. Additionally, the Company has signed agreements with Cruise One/Cruise Inc. as a give redeem merchant. The Emson USA agreements are signed, but will not go into effect until the third quarter of 2005.

         It is our intention to market the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of quickly expanding the BSP membership base to their large participating groups which would greatly enhance our potential revenue stream. However, we would require substantial working capital prior to commencing marketing efforts directed at larger organizations as such efforts can be time consuming and costly.

Memory Lane Syndication

         Another component of our business is a media business which we refer to as Memory Lane Syndication. We commenced operations of Memory Lane Syndication in January 2003 with the acquisition of the 130 color episodes of the 1970's Howdy Doody Show. It is our intention to seek to re-establish the name and recognition value of our Howdy Doody intellectual library in a number of ways.

         We have on-going marketing efforts directed toward sales of videos to consumers on our www.doodyville.com website. We expect to be able to continue with this type of marketing effort regardless of whether we are able to raise any significant amount of working capital. The suggested retail price for direct sales on the web is between $9.49 and $49.95 for an 86-minute VHS video and DVD box set, respectively.

         We have entered into two licensing agreements relating to Howdy Doody episodes. The first is a Rights Acquisition Agreement with GoodTimes Entertainment granting them a license to manufacture and distribute 40 of the Howdy Doody episodes to retailers and on the Internet. GoodTimes Entertainment commenced sales efforts in the last quarter of 2004 and will pay us a royalty of ten percent of the net wholesale price on any sales that are made. The Agreement has a term of five years, commencing on September 25, 2003. The Company has the right to terminate the Agreement if it does not receive at least $50,000 in royalties during the first two years of the Agreement. There is no assurance that GoodTimes Entertainment will be successful in selling videos and, accordingly, there is no assurance that we will realize any revenues under the terms of the agreement.

         We have also signed a Licensing Agreement with Madacy Entertainment for certain episodes of the Howdy Doody library. The Agreement grants a license to Madacy Entertainment for 25 episodes to be produced as a DVD box set. The Company will receive a royalty of fifteen percent of the net wholesale price on all sales and began receiving revenues during the fourth quarter of 2004. The term of the Agreement is for five years, commencing December 1, 2003. The Company has the right to terminate the Agreement if the Company does not receive at least $50,000 in royalties during the first two years. The Company earned approximately $7,000 in royalties in 2004 and $12,721 through June 2005.

         We are also contacting television and radio stations relative to airing the shows on a daily or weekly basis. If the shows are accepted, our compensation may be in the form of money or an exchange for advertising time.

         During our first quarter 2005, we signed an agreement with COX broadcasting in Orange County, California to broadcast 65 episodes of the Howdy Doody library. Currently, Memory Lane is reviewing the foreign distribution potential for the Howdy Doody Library.

         We are in negotiations for other intellectual properties and products that we believe can benefit from the expertise and contacts of our management. We anticipate that each new product, alliance and partnership we are able to establish will have its own Internet site/portal built through Brand-A-Port. When appropriate, we also plan to utilize the BSP Rewards program in conjunction with marketing of these products.

         On December 2004, the Company, entered into an agreement with U Love Kids to form a partnership "Songs From The Neighborhood-A Tribute To Mr. Rogers". The partnership will produce, market and distribute entertainment media relating to the late Fred Rogers of Mr. Roger's Neighborhood, tentatively entitled "Songs From The Neighborhood the Music of Mr. Rogers". Production on the CD/DVD has commenced.

MARKETING AND DISTRIBUTION STRATEGIES

         Our target markets for sales of our BSP Rewards program and the Brand-A-Port product include small, medium and large sized companies and organizations that will be able to utilize our product line. Our target market for reselling our products and services is to companies that already have an existing sales force or ability to act as a mass reseller for us. This potential market also includes Membership Clubs, non-profit organizations, alumni associations, retailers and corporations and their marketing alliance partners and home based business sellers and network marketing companies.

         We market our products and services primarily through third party resellers who are paid on a commission basis. We have signed 17 marketing partner agreements which are non-exclusive and we anticipate that we will sign agreements with additional resellers in the future. The Agreements, which generally have a term of one year with automatic one-year renewals, provide for the payment by the Company of a commission of one to two percent on BSP Rewards earned by members that are signed up by the reseller. The Company also pays a commission of twenty to thirty percent for any products and Internet portals sold on behalf of the Company and a commission of up to ten percent for hosting fees paid to the Company by buyers of portals or websites as a result of the activities of the marketing partner. In some instances, we also allow clients for whom we have built portals to act as resellers. Our existing reseller agreements are with IMC/Beryl's World, GMS Auditing and Consulting Services, Marketing Consultants Plus, McAdams Marketing, RewardsPort, Spirit Incentives, Preferred Savings Network, New Benefits, One Source Network LLC, Black Fox International Insurance & Investment, Thomas J. Reynolds and International Direct Response, Inc. As of the date of this prospectus, the marketing agreements have not resulted in any significant revenues.

         Marketing partners work on a commission basis and, as a result, the Company has no expense or financial commitment except to pay commissions for actual sales. As of the date of this registration statement, the reseller agreements have not resulted in any significant revenues.

         We anticipate that the merchants and member provider organizations that become involved with the BSP Rewards program will devote a portion of their own advertising and marketing funds to the branded program which, in turn, will help to develop customer awareness of our products and services.

         Part of our marketing strategy for the Brand-A-Port component of our business is to continue to maintain and operate various demonstration sites designed for specific industries. We do not currently earn revenue from the operation of these sites, but we use them to demonstrate to potential clients the types of features which are available through a Brand-A-Port portal.

         We market the Howdy Doody TV show videos and other media products we may acquire in the future through distributors and resellers and through direct response media. We seek to offer the Howdy Doody TV show videos to various TV and radio syndicators who, in turn, would market them to broadcasters to air to the general public. However, there is no assurance that it will be successful or that we will receive any significant revenues as a result of our implementation.

         Developing market acceptance for our existing and proposed projects will require substantial marketing and sales efforts and the expenditure of a significant amount of funds to inform potential sponsors of the benefits and advantages of Company products and achieve name recognition. There can be no assurance that we will be able to penetrate existing markets on a wide scale basis. It is our intention to market both our Brand-A-Port product and the BSP Rewards program to larger companies when we have the capital available to do so. Major membership clubs, organizations and companies have the capability of ordering branded portals in larger numbers and the capability of quickly expanding the BSP membership base to a much greater participating group, both of which would greatly enhance our potential revenue stream. They also have the ability to market programs directly to their customers and members.

COMPETITION

         Our competition includes web designers, major software manufacturers, established loyalty/rewards companies and existing web portals. Although we are not currently aware of any competitors that offer a brandable Rewards program which also includes all of the features such as our redemption and cross marketing applications, there are many companies which offer Royalty and Rewards programs. We intend to compete on the basis of pricing and speed to market our Brand-A-Port product as well as its design, appearance, ease of use and the number of features which are available including our proprietary BSP Rewards and Brand-A-Port applications.

WEB SITES

         The following is a list of all of our proprietary websites:

            www.medianetgroup.com         www.PixJury.com
            www.brandaport.com            www.doodyville.com
            www.bsprewards.com            www.memorylanesyndication.com
            www.BSPRewards.com            www.totalhomeview.com

EMPLOYEES

         Presently, we have six employees. The Company has an employment agreement with Martin Berns, President, Chief Executive Officer and Director. The Company also has a consulting arrangement with a director who performs marketing services to the Company.

PROPERTY AND FACILITIES

         On February 1, 2004, the Company entered into a three-year lease agreement with an unaffiliated entity whereby we leased approximately 1,760 sq. ft. of office space located at 5100 W. Copans Road, Suite 710, Margate, Florida 33063. The term of the lease is as follows: $2,053 per month for the first twelve months, $2,115 per month for the following twelve months, and $2,178 per month for the last twelve months.

         DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The names, ages and titles of our Executive Officers and Directors as of the date of this Prospectus are as follows:

         NAME                   AGE       POSITION
         ----                   ---       --------

         Martin A. Berns*       68        Chief Executive Officer and Director

         Eugene H. Berns*       68        Chairman of the Board of Directors

         Ivan L. Bial           60        Vice President, Secretary and Director

         James Dyas             55        Chief Financial Officer and Director

         Joseph Porrello        60        Director

         Dennis Lane            57        Director

         Lawrence Lipman        47        Director

         Thomas Hill            50        Director
         __________
         * Martin A. Berns and Eugene H. Berns are brothers.

         MARTIN A. BERNS has been the President, Chief Executive Officer and Director of the Company since January 2003 and a co-founder of our wholly owned operating subsidiary BSP Rewards, Inc. He has been a Director, President and Chief Executive Officer of that company since its organization in April 1999. Mr. Berns has been the chief architect of the Company's business plan, business model and BSP Rewards program.

         Mr. Berns has forty years of experience as a marketing consultant, including advertising, TV commercials and show production. Mr. Berns was Vice President of marketing for Realm Productions, a publicly held video production company and acted as coordinating producer for the re-syndication and distribution of the 1970's new "Howdy Doody" show. Mr. Berns' background includes developing marketing plans and the subsequent establishment, training and administration of sales organizations for national companies. Mr. Berns was the founder of Solid Gold Savings Stamps in the 1960's, a loyalty rewards program whose clients included Sinclair Oil Company.

         EUGENE H. BERNS has served as Chairman of the Board of the Company since January 2003. He is a co-founder of our wholly owned operating subsidiary, BSP Rewards, Inc. Mr. Berns serves as President of Housing Marketing Team, a marketing consultation company whose services include local and national housing industry market trend analysis, individual and multiple community marketing programs. He served twenty-three (23) years as Vice President of Sales and Marketing, and as a member of the board of directors for one of South Florida's largest American Stock Exchange community builders. Additionally, he held many leadership positions in the housing industry, including past President of the Gold Coast Builders Association, and currently serves on many state and national committees. He is the recipient of numerous industry awards.

         IVAN L. BIAL has been a director of the Company since January 2003. Mr. Bial is a co-founder of our wholly owned operating subsidiary BSP Rewards, Inc., and has been Vice President, Sales of that company since its organization in April 1999. Prior thereto, he served as Vice President and General Manager of Southern Photo Service of Hollywood, Florida, the oldest independent color photo-finishing lab in the United States. He served as a consultant to Blockbuster Entertainment for their multi-store test of one-hour photo labs. Mr. Bial has additional experience as a National Sales Manager in the telecommunications, software and publishing industry, and is a member of the Society of Photo Finishing Engineers.

         JAMES M. DYAS was appointed a director and Chief Financial Officer of the Company in September 2004. From 1992 to 2004, Mr. Dyas served as Chief Financial Officer of the National Alliance for Excellence, Inc., a national educational non-profit organization which he co-founded. From 1990 to 1992, Mr. Dyas was Controller for Seal-O-Matic Corporation. Prior to 1990, Mr. Dyas held management positions with Fashion Rite Corporation (a London Fog licensee) and International Paint Co., Inc. Mr. Dyas has served in the position of financial consultant, Chief Financial Officer and Controller for national and international companies for over twenty-five (25) years. He holds a B.S degree in accounting from St. Peter's College.

         JOSEPH P. PORRELLO was appointed a director of the Company on January 31, 2003. Mr. Porrello is the President of Marketing Consultants Plus since 1998. Mr. Porrello provides marketing consulting services to the Company. Mr. Porrello is a highly regarded leader in the audio/video industries, and has received over ninety (90) gold and platinum music and visual awards, including an Emmy award. Mr. Porrello is a Producer of video productions, and assists the Company in reaching the video and direct marketing segments of the market.

         DENNIS LANE was appointed a director of the Company on January 31, 2003. He has been President of Laneco, Inc. since January 2003. From 1997 until 2002, Mr. Lane was the President of Restaurant.com, which he founded. Mr. Lane spent in excess of twenty (20) years as a senior executive in the television industry. Mr. Lane also founded and served as President of the POS Network, an in-store network of point of sales television commercials the retail industry labeled "the last word in buying decisions." He has worked with most of the nation's largest advertising agencies. Lane has incorporated his network television marketing experience with a series of loyalty programs in conjunction with important retail companies throughout the United States.

         LAWRENCE LIPMAN was appointed a director of the Company on February 16, 2005. Since August 2004, he has been President of DBL Group, Inc., which provides consulting services to the Company. From 1997 to July 2004, Mr. Lipman was the Vice President - Sales of Koala Corp. Mr. Lipman has over twenty-four
(24) years of successful experience working with executives in a variety of industries that relate directly to the objectives of BSP Rewards. He has acted in a variety of businesses as Director of Business Development, Chief Marketing Officer, Vice President of Sales and Marketing and owned a corporation for eight
(8) years that sold a variety of products to many retail industries. Mr. Lipman's expertise is being utilized to assist the Company in bringing to BSP Rewards specific targeted industries. He is directly responsible for identifying and establishing relationships with potential strategic marketing partners and major prospective clients. Mr. Lipman worked in the loyalty rewards industry during the late 1990's.

         THOMAS HILL was appointed a director of the Company on January 31, 2005. Mr. Hill has been the President of Xcel Marketing Group since January 2003. From February 1999 to December 2002, Mr. Hill was the Executive Vice President of Xcel Marketing Group which develops loyalty marketing solutions for the hospitality, media and financial industries. Previously, as a co-founder of Gusto Marketing, he was responsible for all aspects of marketing and business development for this newspaper media industry rewards/loyalty program. Mr. Hill also served as the Marketing Director for The Miami Herald, one of Knight-Ridder's leading newspapers.

         Messrs. Eugene Berns, James Dyas, Joseph Porrello, Ivan Bial and Thomas Hill are members of the Audit Committee. All of the committee members with the exception of Mr. Dyas may be deemed independent. None of the independent directors qualify as an "Audit Committee financial expert." Since the Company has generated only nominal revenues to date, it is not in a position at this time to attract, retain and compensate such a person. However, it will endeavor to retain one as soon as practicable. In the meantime, Mr. Dyas qualifies as a "financial expert."

EXECUTIVE COMPENSATION

         The following table provides summary information concerning cash and compensation awarded to, earned by, or paid to our Chief Executive Officer for the years ended December 31, 2003 and December 31, 2004.

Name and Principal Position        Year        Salary         Other Compensation
---------------------------        ----        ------         ------------------

Martin Berns,                      2004        $40,000                 0
Chief Executive Officer (1)        2003         40,000                 0
__________
(1) Mr. Berns entered into a three-year contract with the Company commencing January 1, 2003 pursuant to which he was to receive an annual base salary of $40,000 plus normal fringe benefits. In January 2005, the contract was extended through December 31, 2008 and his annual base salary was increased to $52,000. Mr. Berns deferred the payment of a portion of his salary through March 31, 2005 ($60,000) and at various times, as set forth under Certain Relationship and Related Transactions, converted his deferred salary into 50,147 shares of common stock.

CONSULTING ARRANGEMENT

         Mr. Porrello has a consulting arrangement with the Company pursuant to which he provides professional services on a month-to-month basis as needed. On October 29, 2004, Mr. Porrello was issued options to purchase 60,000 shares of the Company's common stock under the Company's Incentive and Non-Statutory Stock Option Plan. The options are exercisable at a price of $0.26 per share, which represents 50% of the closing price of the Company's common stock on the date of grant. Options to purchase 20,000 shares became vested in 2004.

STOCK OPTION PLAN

         On October 29,2004, the Board of Directors of the Company authorized the establishment of an Incentive and Non-Statutory Stock Option Plan covering 350,000 shares of its common stock. On the same day, the Company granted to two directors, one of who is also the Chief Financial Officer, non-statutory options to purchase 75,000 shares at an exercise price of $0.26 per share, which represents 50% of the closing price per share of the Company's common stock on October 29, 2004. These options have an expiration date of October 31, 2009 and vest over a two-year period.

         On January 21,2005 the Company issued options to purchase 50,000 shares of common stock to two directors. The options are exercisable at $0.45 per share, which represents 50% of the closing bid price per share of the Company's common stock on January 21, 2005. The options have an expiration date of January 21, 2010 and vest over a two-year period.

         Other than as set forth above, no other options have been granted pursuant to the Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Martin Berns, Eugene Berns and Ivan Bial may be considered the founders of the Company. In April 2000, they formed Brand-A-Port, Inc. and received a total of 3,200,000 shares of common stock of such company, valued at $0.01 per share. These shares were exchanged for an equal number of our shares when the share exchange transaction was completed on March 31, 2003.

         From time to time, we have received loans from certain of our shareholders. At June 30, 2005, the total of such loans was $43,337 from Martin Berns.

         In addition to previous loans made to the Company on October 1, 2003, Mr. Martin Berns made a commitment to loan the Company up to an additional $120,000 during the twelve-month period ending December 31, 2004 to cover cash flow deficits from operations. As of March 31, 2005, Mr. Berns had loaned the Company a total of $160,777 and deferred $60,000 in salary. Upon mutual agreement with the Company, Mr. Berns was given the opportunity to convert his loans and deferred salary into shares of the Company's common stock at market value (bid price) at the time of conversion. The table below details the conversions made through March 31, 2005.

Date of Conversion      Loans      Deferred Salary    Market Price    No. Shares
------------------      -----      ---------------    ------------    ----------

July 31, 2004         $ 103,750       $ 20,000           $1.65          75,000
September 30, 2004       35,000         10,000            1.50          30,000
January 18, 2005         22,027         10,000            0.95          33,713
March 31, 2005              -0-         20,000            0.96          20,833
                      ---------       --------                         -------
Total                 $ 160,777       $ 60,000                         159,546

         Subsequent to March 31, 2005, Mr. Berns has loaned the Company an additional $43,337.

         On January 5, 2003, we closed on an agreement with Adelstein Productions, Inc, a Florida corporation, to acquire 130 color episodes of the 1970's Howdy Doody television show. Steve Adelstein is the controlling shareholder of Adelstein Productions, Inc, and is the direct and indirect beneficial owner of 750,000 shares (approximately 9.5%) of our issued and outstanding common stock. The purchase price for the Howdy Doody episodes included the issuance of 200,000 shares of our common stock and the execution of a promissory note in the principal amount of $675,000. On June 30, 2004, Adelstein Productions, Inc. converted the principal amount of the note ($675,000) and ($20,000) of interest into 750,000 shares of common stock of the Company.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of June 30, 2005 the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group. Unless otherwise indicated, the address for each listed shareholder is c/o MediaNet Group Technologies, Inc., 5100 W. Copans Road, Suite 710, Margate, Florida 33063. With the exception of Mr. Adelstein, each shareholder listed is an officer and/or director of the Company.

                                           Number of Shares
Name and Address                          Beneficially Owned    Percent of Class
----------------                          ------------------    ----------------

Martin A. Berns                                2,409,546             27.5%

Eugene H. Berns                                  490,000              5.6%

Ivan L. Bial                                     600,000              6.8%

Joseph Porrello (1)                              145,552              1.7%

Dennis Lane                                      247,500              2.8%

James M. Dyas (2)                                 10,000              0.1%

Thomas Hill (3)                                   10,833              0.1%

Lawrence Lipman (3)                               28,333              0.3%

Steve Adelstein                                  750,000              8.6%
624 West Tropical Way
Plantation, FL  33317

Mid-Continental Securities Corp.                 600,000              6.8%
P.O. Box 110310
Naples, FL  34108(4)

All officers and directors (8 persons)         3,941,764             45.2%
__________
(1) Includes 20,000 shares underlying options to purchase Common Stock of the Company.

(2) Includes 5,000 shares underlying options to purchase Common Stock of the Company.

(3) Includes 8,333 shares underlying options to purchase Common Stock of the Company.

(4) Includes 400,000 shares underlying options to Common Stock of the Company. The principal and beneficial owner of Mid-Continental is Mr. Frank Pioppi, who owns ninety percent (90%) of such company's outstanding capital stock.

                            SELLING SECURITY HOLDERS

         This prospectus relates to a total of 766,000 shares of the Company's common stock which may be sold by the selling shareholders and 645,000 shares of common stock which may be issued and sold upon the exercise of outstanding warrants as set forth below.

  Name of Selling         Shares Owned      % Owned Before     Shares       Shares Owned      % Owned After
    Shareholder         Before Offering        Offering        Offered     After Offering       Offering
-------------------     ---------------     --------------     -------     --------------     -------------
Michael E. Cahr and        250,000(1)            2.8%          250,000           -                  -
   Naoma T. Cahr

Gregory Fortunoff          125,000(2)            1.4%          125,000           -                  -

Sandra F. Pessin           500,000(3)            5.7%          500,000           -                  -

Brian K. Loventry           28,000(4)              *            28,000           -                  -

John J. Plunkett             7,000(5)              *             7,000           -                  -

Lempert Brothers            35,000(6)              *            35,000           -                  -
   International
   USA, Inc.

Richard P. Stanton          33,000                 *            33,000           -                  -

Richard H. Walker           33,000                 *            33,000           -                  -

Mid-Continental            600,000(7)            6.8%          400,000        200,000              2.1%
   Securities Corp.

__________
*    Less than one percent.

(1) Includes 50,000 shares underlying three-year warrants exercisable at $1.00 per share.

(2) Includes 25,000 shares underlying three-year warrants exercisable at $1.00 per share.

(3) Includes 100,000 shares underlying three-year warrants exercisable at $1.00 per share.

(4) Includes 22,400 shares underlying five-year warrants exercisable at $.55 per share and 5,600 shares exercisable at $1.00 per share.

(5) Includes 5,600 shares underlying five-year warrants exercisable at $.55 per share and 1,400 shares exercisable at $1.00 per share.

(6) Includes 28,000 shares underlying five-year warrants exercisable at $.55 per share and 7,000 shares exercisable at $1.00 per share.

(7) Includes 400,000 shares underlying warrants exercisable at $1.00 per share, expiring December 5, 2005.

         The closing market price of the Company's shares on July 15, 2005 was $.30 per share.

                              PLAN OF DISTRIBUTION

         This prospectus covers the sale by the selling shareholders of the Company's shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (i) transactions in the over-the-counter market; (ii) transactions on a stock exchange that lists our common stock; or (iii) transactions negotiated between the shareholders and purchaser(s).

         Broker-dealers may charge commissions to the selling shareholders and purchasers buying such shares. Neither we, nor the selling shareholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling shareholders and any broker-dealer or agent that participate in the distribution of securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions.

         To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling shareholders are offering or selling shares covered by this prospectus in order to add or correct information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, the selling shareholders must comply with regulations relating to distributions by a selling shareholder, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling shareholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

         Some states may require that registration, exemption from registration or notification requirements be met before a selling shareholder may sell its common stock. Some states may also require a selling shareholder to sell its common stock only through broker-dealers.

         We may receive proceeds of up to $619,800 from the exercise of the outstanding warrants. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock par value $.001, of which 8,728,112 shares are currently issued and outstanding. We will have 9,373,112 shares issued and outstanding in the event the outstanding warrants are fully exercised. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

         Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets which are available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.

PREFERRED STOCK

         We are authorized to issue 5,000,000 shares of Preferred Stock, par value $.01, which may be issued in one or more series at the discretion of the Board of Directors. There are no Preferred Shares currently issued and outstanding.

WARRANTS TO PURCHASE COMMON STOCK

         The Company has outstanding warrants to purchase a total of 645,000 shares of the Company's common stock. The terms of such warrants are as follows:

         o Investors in the private placement: Three-year warrants expiring June 23, 2008 to purchase 175,000 shares at $1.00 per share.

         o Underwriter Warrants: Five-year warrants, 56,000 exercisable at $.55 per share and 14,000 exercisable at $1.00 per share.

         o Mid-Continental Securities Corp.: Warrants to purchase 400,000 shares at $1.00 per share expiring December 5, 2005.

TRANSFER AGENT

         The Company's Transfer Agent is Executive Registrar & Transfer Agency, 3615 S. Huron Street, Suite 104, Englewood, Colorado 80110.

                                     EXPERTS

         The financial statements of Brand-A-Port, Inc., which include the balance sheet as of December 31, 2003, and the related statements of operations, shareholders' deficiency and cash flows for the years ended December 31, 2003 and 2002 included in this prospectus are reliant on the audit report of Livingston, Wachtell & Co, LLP, independent certified public accountants, given on the authority of that firm's opinion based on their expertise in accounting and auditing.

         The financial statements of MediaNet Group Technologies, Inc., which include the consolidated balance sheet as of December 31, 2004, and related consolidated statements of operations, shareholders equity (deficit), and cash flows for the year then ended, included in this prospectus, are reliant on the audit report of Child, Sullivan & Company an independent registered public accounting firm, given on the authority of that firm's opinion, dated March 24, 2005, based on its expertise in accounting and auditing.

                                  LEGAL MATTERS

         The validity of our shares of common stock being offered by this prospectus have been passed upon for us by Williams Schifino Mangione & Steady, P.A., One Tampa City Center, Suite 2600, Tampa, Florida 33624.

                              AVAILABLE INFORMATION

         We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated there under, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

                              FINANCIAL STATEMENTS
                                       OF
                        MEDIANET GROUP TECHNOLOGIES, INC.

                                      INDEX


                                                                           Page
UNAUDITED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheet March 31, 2005 (Unaudited)...........F - 1

Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended March 31, 2005 and 2004........................F - 2

Condensed Consolidated Statements of Cash Flows (Unaudited)
For the Three Months Ended March 31, 2005 and 2004........................F - 3

Notes to Condensed Consolidated Financial Statements......................F - 4



AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Accounting Firm......................... F - 9

Consolidated Balance Sheet as of December 31, 2004....................... F - 10

Consolidated Statement of Operations for year ended December 31, 2004.... F - 11

Consolidated Statement of Changes in Stockholder's Equity (Deficit)
for year ended December 31, 2004......................................... F - 12

Consolidated Statement of Cash Flow for year ended December 31, 2004..... F - 13

Notes to the Consolidated Financial Statements........................... F - 14

Independent Auditors' Report............................................. F - 27

Consolidated Balance Sheet as of December 31, 2003....................... F - 28

Consolidated Statement of Operations for year ended December 31, 2003.... F - 29

Consolidated Statement of Changes in Stockholder's Equity (Deficit)
for year ended December 31, 2003......................................... F - 30

Consolidated Statement of Cash Flow for year ended December 31, 2003..... F - 31

Notes to the Consolidated Financial Statements........................... F - 32

                         MEDIANET GROUP TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (UNAUDITED)

                                     ASSETS
Current assets:
  Cash and cash equivalents....................................    $     12,431
  Accounts receivable - net....................................          10,555
  Prepaid expenses.............................................           2,235
                                                                    -----------

          Total current assets.................................          25,221
                                                                    -----------

Property and equipment - net ..................................           1,352
                                                                    -----------

Other assets:
  Website and software development costs - net ................          22,090
  Trademark - net .............................................           3,100
  Film Library ................................................         866,264
  Joint Venture................................................          36,880
                                                                    -----------

          Total other assets ..................................         928,334
                                                                    -----------

          Total assets ........................................     $   954,907
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued liabilities.....................     $   111,223
  Due to stockholders..........................................          40,664
                                                                    -----------

          Total current liabilities ...........................         151,887
                                                                    -----------



          Total liabilities....................................         151,887
                                                                    -----------

Stockholders' equity
  Common stock - $.001 par value, 50,000,000 shares authorized;
    7,900,112 shares issued and outstanding ...................           7,900
  Additional paid-in-capital ..................................       2,850,492
  Additional paid-in-capital (stock options)...................          33,631
  Accumulated Deficit..........................................      (2,089,003)
                                                                    -----------

          Total stockholders' equity...........................         803,020
                                                                    -----------

          Total liabilities and stockholders' equity ..........     $   954,907
                                                                    ===========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                             For the Three
                                             Months Ended
                                             March 31,
                                             -------------
                                             2005         2004
                                             ----         ----

Revenues ...................             $   38,405   $   11,915

Cost of sales ..............                 10,600       17,419
                                           ----------   ----------

     Gross income (loss) ...                 27,805       (5,504)

Operating expenses .........                125,710       78,834
                                           ----------   ----------

     Loss from operations ..                (97,905)     (84,338)

Other expenses:

  Interest expense .........                      -       10,000
                                           ----------   ----------

     Net loss ..............             $  (97,905)  $  (94,338)
                                           ==========   ==========

Basic and diluted net loss
  per share ................             $    (0.01)  $    (0.01)
                                           ==========   ==========

Weighted average number of
  common shares outstanding.               7,807,675    6,771,556
                                           ==========   ==========

          The accompanying notes are an integral part of the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                         For the Three Months
                                                            Ended March 31,
                                                         -------------------

                                                            2005         2004
                                                      ------------ ------------

Cash Flows from operating activities:                 $            $
   Net Loss                                              (97,905)     (94,338)
Adjustments to reconcile net loss to net cash
used in operations:
   Depreciation and amortization                          16,084       12,536
   Stock issued for services                              15,000            0
   Stock options issued for services                      18,559            0
Changes in operating liabilities and assets:
   Accounts receivable                                    (9,704)           0
   Prepaid expense                                        (1,467)        (285)
   Accounts payable and accrued liabilities               (6,983)      16,997

                                                      ------------ ------------
Net cash used in operations                              (66,416)     (65,090)

Cash Flows from investing activities:
   Investment in joint venture                           (34,380)           0
                                                      ------------ ------------
      Net cash used in investing activities              (34,380)           0

Cash flows from financing activities

   Stock issued for cash                                  58,000            0
   Net proceeds from due to stockholders                  40,065       57,292
                                                      ------------ ------------
      Net cash provided by financing activities           98,065       57,292
                                                      ------------ ------------

Decrease in cash and cash equivalents                     (2,731)      (7,798)

Cash and cash equivalents, beginning of period            15,162        8,015
Cash and cash equivalents, end of period                  12,431          217
                                                      ============ ============

Supplemental disclosures of cash flow information:
   Cash paid for interest                             $       -    $      -
                                                      ============ ============
   Cash paid for income taxes                         $       -    $      -
                                                      ============ ============
Non-cash financing transactions
   Stock issued for services                             $15,000            0
                                                      ============ ============
   Stock options issued for services                     $18,559            0
                                                      ============ ============
   Stock issued for repayment of due to shareholder      $52,027            0
                                                      ============ ============


          The accompanying notes are an integral part of the condensed consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation SB. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The consolidated operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005. For further information, refer to the financial statements and footnotes thereto included in the Form 10-KSB for the year ended December 31, 2004.

         NATURE OF BUSINESS

         MediaNet Group Technologies, Inc., ( "we," "us," "our," the "Company"), was incorporated on June 4, 1999 in the State of Nevada under the name of Clamshell Enterprises, Inc. We changed our name to MediaNet Group Technologies, Inc., on May 22, 2003. We were organized for the purpose for creating a corporate vehicle to locate and acquire an operating business.


         BSP Rewards., Inc. (formerly "Shutterport"), a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company has developed a loyalty rewards program ("BSP Rewards") and began to sign member providers and merchants during its initial launch in 2004. The Company will charge merchants participating in BSP Rewards program, a percentage of the value of transactions it does.



         MERGER

         By a stock purchase agreement dated February 3, 2003 and approved by the board of directors effective March 31, 2003, ("Merger Date"), MEDIANET issued 5,926,662 shares of restricted common stock to the shareholders of BSP Rewards, Inc., in exchange for 100% of the issued and outstanding shares of BSP Rewards, Inc. Since the former stockholders of BSP Rewards, Inc., owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of BSP Rewards Inc., whereby BSP Rewards Inc., is deemed to be the accounting acquirer and has adopted our capital structure.

                        MEDIANET GROUP TECHNOLOGIES, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         MERGER (Continued)

         The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At March 31, 2005, current liabilities exceeded current assets by $126,666.

         The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At March 31, 2005, the Company had an accumulated deficit of $2,089,003. The Company also realized net losses of $97,905 and $94,338 for the three months ended March 31, 2005 and 2004, respectively.

         Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

         CONTROL BY PRINCIPAL STOCKHOLDERS

         The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

         STOCK TRANSACTIONS - OUTSTANDING WARRANTS

         Mid-Continental Securities Corp. holds warrants to purchase 400,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire on December 31, 2005.

         On January 21, 2005 the Company issued stock options to two directors. A total of 50,000 options were granted to purchase shares of the Company's common stock with an expiration date of January 21, 2010.

         USE OF ESTIMATES

         The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                        MEDIANET GROUP TECHNOLOGIES, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         SIGNIFICANT ESTIMATES

         Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

         LONG-LIVED ASSETS

         The carrying values of long-lived assets are periodically reviewed by management and impairments would be recognized if the expected future non-discounted cash flows derived from an asset were less than carrying value. No impairments have been recorded for the three months ended March 31, 2005 and 2004.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments reported in the Company's consolidated balance sheet consist of cash, accounts receivable, prepaid expenses, accounts payable, notes payable and accrued expenses, the carrying value of which approximate fair value at March 31, 2005.

2. LOSS PER SHARE

         Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

         The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                      For the Three
                                                      Months Ended
                                                      March 31,
                                                      ------------
                                                   2005          2004
                                                   ----          ----

         NUMERATOR FOR BASIC AND DILUTED LPS
           Net loss to common shareholders ..  $  (97,905)  $   (94,338)
                                               ===========   ===========

         DENOMINATOR FOR BASIC AND DILUTED LPS
           Weighted average shares of common
           stock outstanding ..............     7,807,675     6,771,566
                                               ===========   ===========

         LPS - Basic and diluted ............  $    (.01)   $     (.01)
                                               ===========   ===========

                        MEDIANET GROUP TECHNOLOGIES, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


3. INCOME TAXES

         The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

         As of March 31, 2005, the Company has available federal net operating loss carry forwards to offset future taxable income. The federal net operating loss carry forwards of approximately $1,379,000 will expire during the years 2020 through 2024.

         The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carry forwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

4. CAPITAL STOCK

         The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.

5. LEGAL PROCEEDINGS

         From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party or to which any of their property is subject.

6. COMMITMENTS AND CONTINGENCIES

         During the period of January 1, 2005 through March 31, 2005, the Company has signed Reseller and/or Member Provider Agreements the ("Agreements") with various individuals or companies. These agreements allow companies to become Resellers and/or Member Providers of licenses of the MediaNet portals, BSP Rewards and other products and services offered by the Company.

         The terms of these agreements are generally 1 year from the effective date, and can be renewed for successive 1 year periods after the initial 1 year term, if agreed by both parties in writing within 30 days of license expiration. Either party may terminate the "AGREEMENT" on 60 days written notice during a renewed term. Compensation to the resellers should be made within 30 days of receipt of cleared funds.

                        MEDIANET GROUP TECHNOLOGIES, INC.
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

7. COMMITMENTS AND CONTINGENCIES (Continued)

         The Company has signed a Rights Acquisition Agreement with GoodTimes Entertainment granting them a license to manufacture and distribute 40 of the Howdy Doody episodes to retailers and on the Internet. The agreement has a term of five years, which commenced on September 25, 2003.

         The Company has also signed a Licensing Agreement with Madacy Entertainment for certain episodes of its Howdy Doody library. The agreement has a term of five years, which commenced on December 1, 2003. The Agreement grants a license to Madacy Entertainment for 25 episodes to be produced as a DVD box set.

         During the first quarter of 2005, we signed an agreement with COX broadcasting in Orange County, California to broadcast 65 episodes of the Howdy Doody library.

         CONSULTING AGREEMENTS

         On March 1, 2005, the Company entered into a Consulting Agreement with Cameron Associates to provide consulting advice regarding capital structure, financing, M&A and operational matters, the Company agreed to issue 80,000 shares of common stock in exchange for their services.

         JOINT VENTURE

         On December 11, 2004 the Company, using its dba "Memory Lane Syndication", entered into an agreement with U Love Kids to form a partnership, "Songs from the Neighborhood - A Tribute to Mr. Rogers". The partnership will remarket Mr. Rogers films and memorabilia. As of March 31, 2005 the Company had invested $36,880 into the venture, which had not yet begun operations. The Company will account for its 50% of the venture using the equity method of accounting in accordance with EITF 02-14.

8. REVENUE RECOGNITION

         The Company recognizes revenue when there is pervasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining.

         Revenues recognized during the period ended March 31, 2005 and 2004 related to licensing agreements of the Company's film library totaled $11,357 and $0. The revenue from the Howdy Doody episodes are recognized in accordance with Statement of Position ("SOP") 00-2, Accounting by Producers or Distributors of Films.

9. RECENT DEVELOPMENTS

         On January 21, 2005, the Company issued stock options to two directors of the Company. A total of 50,000 options were granted to purchase shares of the Company's common stock with an exercise price of $0.45 per share, which represents 50% of the closing bid price per share of the company's common stock on January 21, 2005. These 50,000 options have an expiration date of January 21, 2010 and vest over a two year period as follows:

                     -------------- ------------------------
                           Options      Date Exercisable
                     ============== ========================
                           16,666       January 21, 2005
                     -------------- ------------------------
                           16,666       January 21, 2006
                     -------------- ------------------------
                           16,668       January 21, 2007
                     -------------- ------------------------

                REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Board of Directors and Stockholders
MEDIANET GROUP TECHNOLOGIES, INC.
Margate, Florida

We have audited the accompanying consolidated balance sheet of MEDIANET GROUP TECHNOLOGIES, INC., a Nevada corporation, and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of MEDIANET GROUP TECHNOLOGIES, INC. for the year ended December 31, 2003 were audited by other auditors whose report thereon dated January 23, 2004, included an explanatory paragraph that described going concern considerations.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MEDIANET GROUP TECHNOLOGIES, INC. as of December 31, 2004, and the results of its operations and its cash flows for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no established source of revenue and has suffered recurring losses from operations. Its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Child, Sullivan & Company
Salt Lake City, Utah
March 24, 2005

                        MEDIANET GROUP TECHNOLOGIES, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                    December 31,
                                                                    -----------
                                                                        2004
                                                                    -----------
                                     ASSETS
Current assets
   Cash and cash equivalents ...................................    $    15,162
   Accounts receivable .........................................            851
   Prepaid expense .............................................            768
                                                                    -----------
Total current assets ...........................................         16,781

Property, plant & equipment
   Computer equipment ..........................................         17,263
   Accumulated depreciation ....................................        (15,341)
                                                                    -----------
Net property, plant and equipment ..............................          1,922

Other assets
   Website and software development costs - net ................         33,363
   Trademark ...................................................          3,200
   Film library ................................................        870,405
   Joint venture ...............................................          2,500
                                                                    -----------
Total other assets .............................................        909,468

Total assets ...................................................    $   928,171
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued liabilities ....................    $   118,206
   Due to stockholders .........................................         52,627
                                                                    -----------
Total current liabilities ......................................        170,833

Stockholders' equity
   Common stock: par value $.001; 50,000,000 shares
authorized; 7,772,566 shares issued and outstanding ............          7,773
   Additional paid in capital ..................................      2,725,592
   Additional paid in capital (stock options) ..................         15,072
   Accumulated deficit .........................................     (1,991,099)
                                                                    -----------
Total stockholders' equity .....................................        757,338
                                                                    -----------

Total liabilities and stockholders' equity .....................    $   928,171
                                                                    ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                        MEDIANET GROUP TECHNOLOGIES, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                             Year ended
                                                            December 31,
                                                     --------------------------
                                                        2004            2003
                                                     -----------    -----------

Revenues
   Sales revenues ................................       112,062         55,295
   Cost of sales .................................       101,589         93,431
                                                     -----------    -----------
     Gross profit ................................        10,473        (38,136)

Operating expenses ...............................       326,798        199,589
                                                     -----------    -----------

Loss from operations .............................      (316,325)      (237,725)

Other income (expense)

   Reorganization expense ........................       (35,000)
   Interest expense ..............................       (19,280)       (40,456)
                                                     -----------    -----------
Total other income (expense) .....................       (19,280)       (75,456)
                                                     -----------    -----------

Net loss before income taxes .....................      (335,605)      (313,181)


Provision for income taxes


Net loss .........................................   $  (335,605)   $  (313,181)
                                                     ===========    ===========

Basic and diluted net loss per share .............   $     (0.05)   $     (0.05)
                                                     ===========    ===========

Weighted average number of shares outstanding ....     7,205,000      6,434,573
                                                     ===========    ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                                            MEDIANET GROUP TECHNOLOGIES, INC.

                           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                          Common      Common        Paid in    Paid in Capital  Accumulated     Total
                                          Shares      Stock         Capital     Stock Options     Deficit      Equity
                                         ---------  -----------   -----------  ---------------  -----------   ---------
Balance December 31, 2002 .............  5,686,662  $ 1,238,165   $         -     $      -      $(1,342,313)  $(104,148)

Stock issued for video library ........    200,000      200,000             -            -                -     200,000
Stock issued for interest .............     40,000       40,000             -            -                -      40,000
Recapitalization due to reverese merger    254,900   (1,471,983)    1,459,133            -                -     (12,850)
Stock issued in payment of debt .......    207,504          208       261,667            -                -     261,875
Stock issued for cash .................    300,000          300        74,700            -                -      75,000
Stock issued for services .............      2,500            2           623            -                -         625
Stock issued for reorganization costs .     80,000           80        19,920            -                -      20,000
Net loss for the year .................          -            -             -            -         (313,181)   (313,181)
                                         ---------  -----------   -----------     --------      -----------   ---------
Balance December 31, 2003 .............  6,771,566        6,772     1,816,043            -       (1,655,494)    167,321

Stock issued in payment of debt .......    750,000          750       674,250            -                -     675,000
Stock issued in payment of expenses ...     75,000           75       123,675            -                -     123,750
Stock issued in payment of expenses ...     30,000           30        44,970            -                -      45,000
Stock issued in payment of expenses ...     56,000           56        14,944            -                -      15,000
Stock issued for cash .................      8,000            8         1,992            -                -       2,000
Stock issued for prior year resolution      10,000           10           (10)           -                -           -
Stock issued for services .............     30,000           30         7,770            -                -       7,800
Stock options issued for services .....          -            -             -       15,072                -      15,072
Stock issued for cash .................     42,000           42        41,958            -                -      42,000
Net loss for the year .................          -            -             -            -         (335,605)   (335,605)
                                         ---------  -----------   -----------     --------      -----------   ---------
Balance December 31, 2004 .............  7,772,566  $     7,773   $ 2,725,592     $ 15,072      $(1,991,099)  $ 757,338
                                         =========  ===========   ===========     ========      ===========   =========

                   The accompanying notes are an integral part of the consolidated financial statements

                                                           F-12

                        MEDIANET GROUP TECHNOLOGIES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Year ended
                                                              December 31,
                                                        -----------------------
                                                           2004          2003
                                                        ---------     ---------
Cash flows from operating activities:
  Net loss .........................................    $(335,605)    $(313,181)
  Adjustments to reconcile net loss to
   net cash provided by (used in) operations:
    Depreciation and amortization ..................       53,539        48,944
    Stock issued for services ......................       22,800           625
    Stock options issued for services ..............       15,072
    Stock issued for reorganization expense ........            -        20,000
    Stock issued for interest payment on note ......            -        40,000
    Changes in operating liabilities and assets:
    Accounts receivable ............................         (851)        1,000
    Prepaid expense ................................        4,101        (4,869)
    Accounts payable and accrued liabilities .......       43,134        31,562
                                                        ---------     ---------
  Net cash used in operations ......................     (197,810)     (175,919)

Cash flows from investing activities:
  Investment in joint venture ......................       (2,500)            -
                                                        ---------     ---------
    Net cash used in investing activities ..........       (2,500)            -

Cash flows from financing activities:
  Stock issued for cash ............................       44,000        75,000
  Net proceeds from due to stockholders ............      163,457       108,590
                                                        ---------     ---------
    Net cash provided by financing activities ......      207,457       183,590
                                                        ---------     ---------

  Increase in cash and cash equivalents ............        7,147         7,671

  Cash and cash equivalents, beginning of period ...        8,015           344
                                                        ---------     ---------
  Cash and cash equivalents, end of period .........    $  15,162     $   8,015
                                                        =========     =========

Supplemental disclosures of cash flow information:
  Cash paid for interest ...........................    $  19,280     $       -
                                                        =========     =========
  Cash paid for income taxes .......................    $       -     $       -
                                                        =========     =========
Non-cash financing transactions
  Stock issued for services ........................    $  22,800     $     625
                                                        =========     =========
  Stock options issued for services ................    $  15,072     $       -
                                                        =========     =========
  Stock issued for repayment of due to shareholder .    $ 168,750     $ 261,875
                                                        =========     =========
  Stock issued for reorganization expense ..........    $       -     $  20,000
                                                        =========     =========
  Stock issued for interest payment on note ........    $       -     $  40,000
                                                        =========     =========
  Stock issued for film library ....................    $ 675,000     $ 200,000
                                                        =========     =========

                   The accompanying notes are an integral part
                    of the consolidated financial statements

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     The Company was incorporated on June 4, 1999 in the State of Nevada as Clamshell Enterprises, Inc. ("Clamshell") and was organized for the purpose for creating a corporate vehicle to locate and acquire an operating business.

     On May 22, 2003, Clamshell changed its name to MEDIANET GROUP TECHNOLOGIES, INC. ("MEDIANET" or the "Company"). BSP Rewards, Inc. ("BSP") formerly named Shutterport, Inc. and Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and has begun to sign member providers and merchants. The Company will charge merchants participating in BSP rewards a percentage of the value of transactions it does.

     MERGER

     By a stock purchase agreement dated February 3, 2003 and approved by the board of directors effective March 31, 2003, ("Merger Date"), MEDIANET issued 5,926,662 shares of restricted common stock to the shareholders of BSP, in exchange for 100% of the issued and outstanding shares of BSP. Since the former stockholders of BSP owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of BSP, whereby BSP, is deemed to be the accounting acquirer and has adopted the capital structure of Clamshell.

     The merger was effected by BSP paying $35,000, pursuant to a stock purchase agreement to the Clamshell shareholders for 3,331,000 shares of Clamshell or approximately 93% of the 3,585,900 total issued and outstanding common stock of Clamshell. Two payments for $5,000 and $10,000 were made, January 31, 2003 and March 31, 2003, respectively. For the remaining $20,000, BSP issued 80,000 shares of common stock as part of the private placement mentioned below, at the price of $.25 per share to Mid Continental Securities Corp., a major stockholder in Clamshell. There were 254,900 remaining Clamshell shares outstanding after the purchase of the Clamshell stock.

     These Clamshell shares acquired were subsequently cancelled by BSP and Clamshell issued 5,926,662 shares for the share exchange pursuant to the merger and share exchange agreement ("agreement") with BSP's stockholders. Pursuant to the agreement BSP's stockholders received one share of Clamshell common stock for each share of BSP's stock they held. At March 31, 2003, the total outstanding shares were 6,181,562, which consisted of 254,900 shares held by the original Clamshell stockholders and 5,926,662 held by BSP stockholders.

     Due to the recapitalization of BSP, all reference to shares of BSP common stock has been restated to reflect the equivalent number of Clamshell shares outstanding at the Merger Date. In other words, the 5,926,662 BSP shares outstanding at March 31, 2003 are restated as 6,181,562 shares outstanding.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     MERGER (Continued)

     BSP obtained the funds needed to acquire the Clamshell shares through the sale of Clamshell's equity securities in a private placement under Regulation D, (400,000 shares at $.25 per share) to existing BSP stockholders. On April 1, 2003, the Board of Directors authorized an increase in the issuance of its restricted common stock under the private placement, from 400,000 shares to 440,000 shares. As of December 31, 2003, 440,000 total shares were issued and outstanding as capital raised in the private placement. The 440,000 shares were issued in four separate transactions; 57,500 were issued as a shareholders' loan reduction, 2,500 shares were issued for services provided, 300,000 shares were issued for cash, and 80,000 shares were issued as part of the reverse merger payment for Clamshell stock. A total of 7,772,566 and 6,771,566 common stock shares were outstanding as of December 31, 2004 and 2003.

     CAPITAL RESOURCES AND BUSINESS RISKS

     The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2004 and 2003, current liabilities exceeded current assets by $154,052 and $113,038, respectively.

     The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2004 and 2003, the Company had an accumulated deficit of $1,991,099 and $1,655,494. The Company also realized net losses of $335,605 and $313,181 for the years ended December 31, 2004 and 2003, respectively.

     Operations to date have been primarily financed by stockholder advances and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

     Factors that could effect the Company's future operating results and cause future results to vary materially from expectations include, but are not limited to, lower than anticipated business derived from existing clients, an inability to attract new clients and grow on its own, loss of a major customer, an inability to control expenses, technology changes in the industry, changes in regulatory requirements, a decline in the use of the Internet as a savings mechanism for consumer purchases, a decline in the financial stability of the Company's clients and general uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's future financial position, results of operations and cash flows.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of MEDIANET and BSP, as described above. All significant intercompany balances and transactions have been eliminated in consolidation.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     CONTROL BY PRINCIPAL STOCKHOLDERS

     The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

     RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

     In October 2004 the Company issued 56,000 shares of its common stock to Mid Continental Securities Corp. in payment of $15,000 in legal fees paid for by MCS on behalf of the Company, at a per share price of $0.27.

     In April 2003, the Company's major stockholder, President and CEO ("major stockholder") converted $14,375 of debt in exchange for 57,504 shares of the Company's common stock at a per share price of $0.25 per share.

     On September 30, 2003, the Company's major stockholder converted $93,750 of reimbursable expenses and $30,000 of accrued salary owed to him by the Company, for an aggregate amount of $123,750, in exchange for 75,000 restricted shares of the Company's shares of common stock at a per share price of $1.65.

     On December 31, 2003, the major stockholder converted $123,750 of debt owed to him by the Company in exchange for 75,000 restricted shares of the Company's common stock at a per share price of $1.65.

     On July 31, 2004, the major stockholder converted $103,750 of current debt and $20,000 of accrued salary owed to him by the Company, for an aggregate amount of $123,750, in exchange for 75,000 restricted shares of the Company's common stock at a per share price of $1.65.

     On September 30, 2004, the major stockholder converted $15,000 of reimbursable expenses and $30,000 of accrued salary owed to him by the Company in exchange for 30,000 restricted shares of the Company's common stock at a per share price of $1.50.

     The major stockholder personally pays expenses on behalf of the Company with the understanding that he will be reimbursed by the Company for such advances. The amounts due to the major stockholder were $42,027 and $20,755 for the years ended December 31, 2004 and 2003.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS (Continued)

     On June 24, 2004 the Company issued 750,000 shares of its common stock in satisfaction of a debt in the amount of $675,000 owed to a stockholder for the 2003 purchase of the Howdy Doody film library (see note 6). The shares were issued at $0.90 per share.

     In October 2004 the Company issued a total of 8,000 shares at $0.25 per share for cash.

     On October 29, 2004 the Company issued 30,000 shares of its common stock at $0.26 per share to three independent contractors for services rendered.

     USE OF ESTIMATES

     The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     SIGNIFICANT ESTIMATES

     Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, film library, accrued liabilities and the useful lives for amortization and depreciation.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2004 and 2003.

     REVENUE RECOGNITION

     The Company recognizes revenue when there is pervasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

     SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     REVENUE RECOGNITION (Continued)

     Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

     The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2004 and 2003.

     Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2004 and 2003, revenues derived from barter transactions were not significant.

     Revenues recognized in 2004 and 2003 related to licensing agreements of the Company's "film library", totaled $12,603 and $0. The revenue from the Howdy Doody episodes are recognized in accordance with Statement of Position ("SOP") 00-2, Accounting by Producers or Distributors of Films. The SOP specifies that revenue is to be recognized when all of the following conditions are met:

     1. Pervasive evidence of a sale or licensing arrangement with a customer exists.

     2. The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery.

     3. The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.

     4.  The arrangement fee is fixed or determinable.

     5.  Collection of the arrangement fee is reasonably assured.

     When the Company's fee is based on a percentage or share of a customer's revenue from the exploitation of the Howdy Doody episodes, the Company recognizes revenue as the customer exploits the episodes and the Company meets all of the other revenue recognition conditions. In those circumstances the Company receives reports from the customers on a periodic basis and uses those reports as the basis for recording revenue.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     EQUIPMENT

     Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

     Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                              Estimated
                                             Useful Life
                                             -----------

              Computer equipment               5 years

     LONG-LIVED ASSETS

     The carrying values of long-lived assets are periodically reviewed by management and impairments are recognized if the expected future non discounted cash flows derived from an asset are less than carrying value. No impairments have been recorded for the years ended December 31, 2004 and 2003.

     OTHER ASSETS

     The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

     Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website, and web site maintenance costs to be expensed as incurred.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     OTHER ASSETS (Continued)

     The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense for software development totaled $45,092 and $45,092 for the years ended December 31, 2004 and 2003. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2004 is $33,363, which amount will be expensed during 2005.

     The trademark was placed in service September 2001 and cost approximately $4,000. Amortization expense was $400 and $400 for the years ended December 31, 2004 and 2003.

     AMORTIZATION AND IMPAIRMENT OF FILM LIBRARY

     The Company amortizes the License and Agreement asset to the Howdy Doody films using the individual-film-forecast-computation method, in accordance with SOP 00-2, which amortizes or accrues (expenses) such costs in the same ratio that current period actual revenue (numerator) bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current fiscal year (denominator). The Company began amortization of the capitalized film library in 2004, when the Company began to recognize revenue from the Howdy Doody tapes. Amortization expense related to the film library was $4,595 and $0 for the years ended December 31, 2004 and 2003.

     Ultimate revenue to be included in the denominator of the individual-film-forecast-computation method fraction is subject to certain limitations as set forth in the SOP.

     If an event or change in circumstance indicates that the Company should assess whether the fair value of the License and Agreement to the Howdy Doody episodes is less than its unamortized costs, the Company will determine the fair value of the film and write off to the income statement the amount by which the unamortized capitalized costs exceeds the episode's fair value. The Company can not subsequently restore any amounts written off in previous fiscal years to income. There was no impairment loss recorded in 2004 and 2003.

     START-UP COSTS

     The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expensed all start-up and reorganization costs as they incurred.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs on going credit evaluations of those customers financial condition while, generally requiring no collateral. At December 31, 2004 and 2003, accounts receivable were insignificant, therefore the Company recorded no valuation allowance for such receivables.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments reported in the Company's consolidated balance sheet consist of cash, prepaid expenses, accounts payable, notes payable and accrued expenses, the carrying value of which approximate fair value at December 31, 2004.

     EARNINGS PER SHARE

     The Company accounts for earnings per share under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed assuming the conversion of convertible preferred stock and the exercise or conversion of common stock equivalent shares, if dilutive, consisting of unissued shares under options and warrants. Basic and diluted losses are the same as the inclusion of unissued warrants and options in the denominator would be antidilutive.

     ADVERTISING COSTS

     All costs associated with advertising and promoting products are expensed in the year incurred. Advertising expense was $12,129 and $5,044 for the years ended December 31, 2004 and 2003, respectively.

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

     The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception, and has taken a full valuation allowance against all deferred tax assets.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     NEW ACCOUNTING PRONOUNCEMENTS

     In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 "Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock". The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has an equity investment in a joint venture that is accounted for using the equity method, in compliance with the consensus.

     In November 2004, the FASB issued Statement No. 151, "Inventory Costs". SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements.

     In December 2004, the FASB issued Statement No. 153, "Exchange of Non-Monetary Assets". SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements, as the Company has no immediate plans for the exchange of nonmonetary assets.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) will have no adverse effect on its results of operations, as the Company uses independent contractors rather than employees.

2.   LOSS PER SHARE

     Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options and warrants outstanding. Basic and diluted losses per share are the same, as the inclusion of unissued warrants and options in the denominator would be antidilutive.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.   STOCKHOLDER LOANS

     The caption "Due to Stockholders" consists of two short-term notes, both of which are unsecured. The principal amounts of the notes totaled $42,627 and $47,920 at December 31, 2004 and 2003. The notes bear no interest and are payable on demand. Any outstanding balances after March 1, 2005, will bear an annual interest rate of 6%. Upon mutual agreement between the stockholders and the Company, these notes are convertible on a quarterly basis, into restricted common shares valued at $1.65 per share.

4.   EQUIPMENT

     Equipment at cost consists of computer equipment and software. Depreciation expense for the years ended December 31, 2004 and 2003 was $3,452 and $3,452.

5.   INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

     As of December 31, 2004, the Company has available a federal net operating loss carryforwards to offset future taxable income. The federal net operating loss carryforwards of approximately $1,379,000 will expire during the years 2020 through 2024.

     The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

     The utilization of the net operating loss will be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.

6.   NOTE PAYABLE - RELATED PARTY TRANSACTION

     On January 5, 2003, BSP closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the 1970's Howdy Doody television show ("Film Library"). The Company currently markets this intellectual property through video sales and television syndication. The total purchase price included 200,000 shares of common stock of the Company that was issued at closing, and a note payable.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

6.   NOTE PAYABLE - RELATED PARTY TRANSACTION (Continued)

     The principal amount of the note payable was $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. This Holder is also a stockholder who has a greater than 10% interest in the Company. The Note bore an annual interest rate of approximately 6%. The total principal amount of the note was to mature on January 5, 2012. Accrued interest was payable annually in arrears, provided that the initial interest payment was made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment of $40,000.

     The outstanding principal amount of this Note was converted to common shares of the Company on June 25, 2004, at a conversion price of $0.90 per share.

7.   CAPITAL STOCK

     The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.

8.   LEGAL PROCEEDINGS

     From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

9.   COMMITMENTS AND CONTINGENCIES

     The Company has an employment agreement with the major stockholder providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits. Included in due to stockholders' is $10,000 and $10,000 of accrued salary, under the employment agreement, to the major stockholder at December 31, 2004 and 2003, respectively.

     The Company has a non-cancelable operating lease for office space with an unrelated party. The lease began March 1, 2004 and expires February 28, 2007. Minimum payments under the agreement are set forth in the following table:

                                                Minimum lease
         Year ended December 31,              payment required:
         -----------------------              -----------------

                   2005                           $ 25,256
                   2006                             26,014
                   2007                              4,357
                                                  --------
                  Total                           $ 55,627

10.  OPERATING SEGMENTS

     The Company has only one material operating segment, the design, market and distribution of website portals which are sold in the United States.

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11.  JOINT VENTURE

     On December 11, 2004 the Company, using its dba "Memory Lane Syndication", entered into an agreement with U Love Kids to form a partnership, "Songs from the Neighborhood - A Tribute to Mr. Rogers". The partnership will remarket Mr. Rogers films and memorabilia. At December 31, 2004 the Company had invested $2,500 into the venture, which had not yet begun operations. The Company will account for its 50% of the venture using the equity method of accounting in accordance with EITF 02-14.

12.  WARRANTS AND STOCK OPTIONS

     During 2003 the Company granted to Mid Continental Securities Corp. (MCS), warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2005. On October 29, 2004 the board of directors resolved to reduce the exercise price on the warrants from $1.50 to $1.00 per share. In December 2004 MCS exercised 42,000 of the warrants. At December 31, 2004 and 2003, 458,000 and 500,000 warrants were outstanding.

     On October 29, 2004 the Company adopted an Incentive and Non-Statutory Stock Option Plan. Pursuant to the Plan, the Company may grant incentive and non-statutory (nonqualified) stock options to officers, employees, directors, and certain other persons who provide services to the Company or its subsidiaries. A total of 350,000 shares of common stock have been reserved for issuance under the Plan. Non-employee directors may be granted options to purchase 5000 shares of the Company's common stock upon their initial election or appointment to the board. Incentive options may not be granted to a more than 10% stockholder.

     The maximum term of options granted under the Plan is ten years. Options granted are nontransferable and generally expire within three months after the termination of the grantee's service. The exercise price of incentive stock options must not be less than the fair value of the common stock on the date of the grant. The authority to grant new options under the Plan will terminate on October 29, 2014, unless the Plan is terminated prior to that time by the board of directors.

     On October 29, 2004 the Company granted non-statutory options to purchase 90,000 at a per share price of $0.26 to three independent contractors who provide ongoing services to the Company. The issuance was accounted for using the fair value method in accordance with SFAS No. 123, "Accounting for Stock Based Compensation". Accordingly, compensation expense will be recognized over the vesting period. One third of the options vested in 2004 and one third will vest in each of the years 2005 and 2006.

     Stock option and warrant transactions are summarized as follows:

                                           Stock Options       Warrants
                                          2004      2003    2004      2003
                                         -------  -------  -------  -------
     Outstanding - beginning of year ..        -        -  500,000        -
     Granted ..........................   90,000        -        -  500,000
     Exercised ........................        -        -   42,000        -
     Forfeited ........................        -        -        -        -
                                         -------  -------  -------  -------
     Outstanding - end of year ........   90,000        -  458,000  500,000
                                         =======  =======  =======  =======

                        MEDIANET GROUP TECHNOLOGIES, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12.  STOCK OPTION PLAN (Continued)

     The following table provides certain information with respect to the above referenced stock options outstanding at December 31, 2004:

                    Exercise      Number     Weighted Average   Weighted Average
                     Price     Outstanding    Exercise Price      Life - Years
                    --------   -----------   ----------------   ----------------
     Stock options   $0.26        90,000          $0.26               4.9
     Warrants        $1.00       458,000          $1.00               1.0


     The following table provides certain information with respect to stock options exercisable at December 31, 2004:

                                              Number           Weighted Average
                      Exercise Price       Outstanding          Exercise Price
                      --------------       -----------          --------------
     Stock options         $0.26              30,000                $0.26
     Warrants              $1.00             458,000                $1.00


     The weighted average fair value at date of grant for options granted during 2004 was $0.50, and was estimated using the Black-Scholes option valuation model with the following assumptions:

              Expected life in years                 5
              Interest rate                        3.3%
              Volatility                          203.63
              Dividend yield                        0%

13.  SUBSEQUENT EVENTS

     On January 14, 2005 Memory Lane Syndication, Inc. was incorporated in the State of Florida as a wholly owned subsidiary of the Company. Previously the Company had "Memory Lane Syndication" as a dba.

     On January 21, 2005 the Company granted a total of 50,000 non-qualified stock options to two employees, in accordance with the Incentive and Non-Statutory Stock Option Plan. The options vest from 2005 to 2007 and are exercisable at $0.45 per share.

To the Board of Directors and Shareholders
MEDIANET GROUP TECHNOLOGIES, INC.
(Formerly Clamshell Enterprises, Inc.)
Boca Raton, Florida

                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying consolidated balance sheet of MEDIANET GROUP TECHNOLOGIES, INC. (formerly Clamshell Enterprises, Inc.) and subsidiary as of December 31, 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MEDIANET GROUP TECHNOLOGIES, INC. (formerly Clamshell Enterprises, Inc.) and subsidiary as of December 31, 2003 and the consolidated results of its operations and its consolidated cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has no established source of revenue and has suffered recurring losses from operations. Its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Livingston, Wachtell & Co., LLP

New York, New York
January 23, 2004

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2003


                                     ASSETS
Current assets
     Cash and cash equivalents ................................     $     8,015
     Prepaid expenses .........................................           4,869
                                                                    -----------
           Total current assets ...............................          12,884
                                                                    -----------

Property and equipment - net ..................................           5,374
                                                                    -----------

Other assets
     Website and software development costs - net .............          78,455
     Trademark ................................................           3,600
     Licenses and agreements ..................................         875,000
                                                                    -----------

           Total other assets .................................         957,055
                                                                    -----------

           Total assets .......................................     $   975,313
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
     Accounts payable and accrued liabilities .................     $    75,072
     Due to stockholders ......................................          57,920
                                                                    -----------

           Total current liabilities ..........................         132,992

Other liabilities
     Note payable related party ...............................         675,000
                                                                    -----------

           Total liabilities ..................................         807,992
                                                                    -----------

Commitments and contingencies

Stockholders' equity
     Common stock - $.001 par value,
           50,000,000 shares authorized;
           6,771,566 shares issued and outstanding ............           6,772
     Additional paid-in-capital ...............................       1,816,043
     Deficit ..................................................      (1,655,494)
                                                                    -----------
           Total stockholders' equity .........................         167,321
                                                                    -----------

           Total liabilities and stockholders' equity .........     $   975,313
                                                                    ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                          For The Years
                                                              Ended
                                                           December 31,
                                                          --------------
                                                      2003              2002
                                                      ----              ----
                                                                     (Restated)
Revenues .....................................     $    55,295      $    24,533

Cost of sales ................................          93,431          129,870
                                                   -----------      -----------

         Gross loss ..........................         (38,136)        (105,337)

Operating expenses ...........................         199,589           42,838
                                                   -----------      -----------

         Loss from operations ................        (237,725)        (148,175)

  Other expenses:
    Reorganization expense ...................          35,000                -

    Interest expense .........................          40,456            3,268
                                                   -----------      -----------

         Net loss ............................     $  (313,181)     $  (151,443)
                                                   ===========      ===========

Basic and diluted net loss per share
                                                   $      (.05)     $      (.03)
                                                   ===========      ===========
Weighted average number of
    common shares outstanding ................       6,434,573        5,345,881
                                                   ===========      ===========

                   The accompanying notes are an integral part
                    of the consolidated financial statements.

                                                MEDIANET GROUP TECHNOLOGIES, INC.
                                              (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                          FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                Common Stock             Common Stock
                                                No Par Value            .001 Par Value     Additional
                                                ------------            --------------      Paid-in
                                            Shares        Amount       Shares     Amount    Capital       Deficit       Total
                                            ------        ------       ------     ------    -------       -------       -----
Balance January 1, 2002 .................   4,671,110   $ 1,216,254           -   $    -   $        -   $(1,190,870)  $  25,384

Common stock issued in repayment of
  shareholder loans at $2.00 ............       5,000        10,000           -        -            -        -           10,000

Common stock issued for cash at $0.01 ...     830,000         8,300           -        -            -        -            8,300

Common stock issued for services at $0.02     180,552         3,611           -        -            -        -            3,611

Net loss for the year ...................           -             -           -        -            -      (151,443)   (151,443)
                                          -----------   -----------   ---------   ------   ----------   -----------   ---------

Balance - December 31, 2002 .............   5,686,662     1,238,165           -        -            -    (1,342,313)   (104,148)

Common stock issued for licenses and
  agreements at $1.00 - January 2003 ....     200,000       200,000           -        -            -        -          200,000

Common stock issued for payment of
  interest on note payable - January 2003      40,000        40,000           -        -            -        -           40,000

Recapitalization as a result of reverse
  merger - March 2003* ..................  (5,926,662)   (1,478,165)  6,181,562    6,182    1,459,133        -          (12,850)

Common stock issued in repayment of
  shareholder liability .................           -             -     207,504      208      261,667        -          261,875

Common stock issued for cash at $0.25
  - April 2003 ..........................           -             -     300,000      300       74,700        -           75,000

Common stock issued for services at $0.25
  - April 2003 ..........................           -             -       2,500        2          623        -              625

Common stock issued  - reorganization
  costs at $0.25* .......................           -             -      80,000       80       19,920        -           20,000

Net loss for the year ...................           -             -           -        -            -      (313,181)   (313,181)
                                          -----------   -----------   ---------   ------   ----------   -----------   ---------

Balance - December 31, 2003 ............. $         -   $         -   6,771,566   $6,772   $1,816,043   $(1,655,494)  $ 167,321
                                          ===========   ===========   =========   ======   ==========   ===========   =========

*See footnote 1 regarding recapitalization of Shutterport, Inc.

                                           The accompanying notes are an integral part
                                            of the consolidated financial statements.

                                                              F-30

                                MEDIANET GROUP TECHNOLOGIES, INC.
                             (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                          For the Years
                                                                        Ended December 31,
                                                                        ------------------
                                                                      2003              2002
                                                                      ----              ----
                                                                                      (Restated)
Cash flows from operating activities:
     Net loss ..................................................... $(313,181)        $(151,443)
                                                                    ---------         ---------
     Adjustment to reconcile net loss to net cash used in operating activities:
              Depreciation and amortization .......................    48,944            48,543
              Common stock issued for services ....................       625             3,611
              Common stock issued for reorganization expense ......    20,000                 -
              Common stock issued for interest payment on note ....    40,000                 -
              Changes in operating assets and liabilities:
                 Accounts receivable, net .........................     1,000            (1,000)
                 Prepaid expenses .................................    (4,869)                -
                 Accounts payable and accrued liabilities .........    31,562             7,561
                                                                    ---------         ---------

     Net cash used in operating activities ........................  (175,919)          (92,728)
                                                                    ---------         ---------

Cash flows from investing activities:
     Net cash from investing activities ...........................         -                 -
                                                                    ---------         ---------

Cash flows from financing activities:
     Bank overdraft ...............................................         -            (2,035)
     Common stock, issued .........................................    75,000             8,300
     Due to shareholders, net .....................................   108,590            86,807
                                                                    ---------         ---------

     Net cash provided by financing activities ....................   183,590            93,072
                                                                    ---------         ---------

Net increase in cash and cash equivalents .........................     7,671               344

Cash and cash equivalents - beginning of year .....................       344                 -
                                                                    ---------         ---------

Cash and cash equivalents - end of year ........................... $   8,015         $     344
                                                                    =========         =========

Supplemental disclosure of cash flow information:
     Cash paid during the year for interest ....................... $     456         $   3,268
                                                                    =========         =========
     Cash paid during the year for taxes .......................... $       -         $       -
                                                                    =========         =========
Non-cash transactions:
     Stock issued for services .................................... $     625         $   3,611
                                                                    =========         =========
     Stock issued for repayment of shareholder liability .......... $ 261,875         $  10,000
                                                                    =========         =========
     Stock issued for reorganization expense ...................... $  20,000         $       -
                                                                    =========         =========
     Stock issued for interest payment on note .................... $  40,000         $       -
                                                                    =========         =========
     Stock issued for licenses and agreements ..................... $ 200,000         $       -
                                                                    =========         =========

                           The accompanying notes are an integral part
                            of the consolidated financial statements.

                                             F-31

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS

     The Company was incorporated on June 4, 1999 in the State of Nevada as Clamshell Enterprises, Inc. ("Clamshell") and was organized for the purpose for creating a corporate vehicle to locate and acquire an operating business.

     On April 1, 2003, Clamshell changed its name to MEDIANET GROUP TECHNOLOGIES, INC. ("MEDIANET" or the "Company").

     Shutterport, Inc. ("Shutterport") formerly named Eshutterbug.com, Inc., a Florida corporation, was founded February 4, 2000. The Company was formed to become an online provider of branded, business to business and business to consumer web portals to a variety of businesses. The Company will act as an aggregator (to bring in a variety of interests to the portal), facilitator (to assist users in communicating with each other) and infomediary (to gather and supply information to users). The Company is also developing a loyalty rewards program ("BSP rewards") and intends to sign member providers and merchants during its initial launch anticipated in 2004. The Company will charge merchants participating in BSP rewards, a percentage of the value of transactions it does.

     MERGER

     By a stock purchase agreement dated February 3, 2003 and approved by the board of directors effective March 31, 2003, ("Merger Date"), MEDIANET issued 5,926,662 shares of restricted common stock to the shareholders of Shutterport, in exchange for 100% of the issued and outstanding shares of Shutterport. Since the former stockholders of Shutterport owned a majority of the issued and outstanding shares of common stock of Clamshell after the merger and private placement of Clamshell stock, this transaction was accounted for as a recapitalization of Shutterport, whereby Shutterport, is deemed to be the accounting acquirer and has adopted the capital structure of Clamshell.

     The assets and liabilities of Clamshell were deemed to have been acquired by Shutterport from Clamshell, at the Merger Date. Clamshell did not have any assets at the Merger Date and its net assets and net loss were not significant, therefore, proforma information for 2003 and 2002 is not being presented. All financial information included in this report and on this Form 10-KSB prior to the Merger Date is those of Shutterport, as if Shutterport had been the registrant. The financial information since the Merger Date is those of MEDIANET and Shutterport consolidated.

     The merger was effected by Shutterport paying $35,000, pursuant to a stock purchase agreement to the Clamshell shareholders for 3,331,000 shares of Clamshell or approximately 93% of the 3,585,900 total issued and outstanding common stock of Clamshell. Two payments for $5,000 and $10,000 were made, January 31, 2003 and March 31, 2003, respectively. For the remaining $20,000, Shutterport issued 80,000 shares of common stock as part of the private placement mentioned below, at the price of $.25 per share to Mid Continental Securities Corp., a major stockholder in Clamshell. There were 254,900 remaining Clamshell shares outstanding after the purchase of the Clamshell stock.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     MERGER (Continued)

     These Clamshell shares acquired were subsequently cancelled by Shutterport and Clamshell issued 5,926,662 shares for the share exchange pursuant to the merger and share exchange agreement ("agreement") with Shutterport's stockholders. Pursuant to the agreement Shutterport's stockholders received one share of Clamshell common stock for each share of Shutterport's stock they held. At March 31, 2003, the total outstanding shares were 6,181,562, which consisted of 254,900 shares held by the original Clamshell stockholders and 5,926,662 held by Shutterport stockholders.

     Due to the recapitalization of Shutterport, all reference to shares of Shutterport common stock has been restated to reflect the equivalent number of Clamshell shares outstanding at the Merger Date. In other words, the 5,926,662 Shutterport shares outstanding at March 31, 2003 are restated as 6,181,562 shares outstanding.

     Shutterport obtained the funds needed to acquire the Clamshell shares through the sale of Clamshell's equity securities in a private placement under Regulation D, (400,000 shares at $.25 per share) to existing Shutterport stockholders. On April 1, 2003, the Board of Directors authorized an increase in the issuance of its restricted common stock under the private placement, from 400,000 shares to 440,000 shares. As of December 31, 2003, 440,000 total shares were issued and outstanding as capital raised in the private placement. The 440,000 shares were issued in three separate transactions. 57,500 were issued as a shareholders' loan reduction, 2,500 shares were issued for services provided, 300,000 shares were issued for cash, and 80,000 shares were issued as part of the reverse merger payment for Clamshell stock. A total of 6,771,566 common stock shares were outstanding as of December 31, 2003.

     CAPITAL RESOURCES AND BUSINESS RISKS

     The Company's future operations are subject to all of the risks inherent in the establishment of a new business enterprise. At December 31, 2003, current liabilities exceeded current assets by $ 113,038.

     The financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization and satisfaction of liabilities and commitments in the normal course of business. At December 31, 2003, the Company had an accumulated deficit of $1,655,494. The Company also realized net losses of $313,181 and $151,443 for the years ended December 31, 2003 and 2002, respectively.

     Operations to date have been primarily financed by stockholder debt and equity transactions. As a result, the Company's future operations are dependent upon the identification and successful completion of permanent equity financing, the continued support of shareholders and ultimately, the achievement of profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to amounts and classification of liabilities that may be necessary should it be unable to continue as a going concern.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     CAPITAL RESOURCES AND BUSINESS RISKS (Continued)

     Factors that could effect the Company's future operating results and cause future results to vary materially from expectations include, but are not limited to, lower than anticipated business derived from existing clients, an inability to attract new clients and grow on its own, loss of a major customer, an inability to control expenses, technology changes in the industry, changes in regulatory requirements, a decline in the use of the Internet as a savings mechanism for consumer purchases, a decline in the financial stability of the Company's clients and general uncertain economic conditions. Negative developments in these or other risk factors could have a material adverse effect on the Company's future financial position, results of operations and cash flows.

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of MEDIANET and Shutterport as described above. All intercompany balances and transactions have been eliminated in consolidation.

     CONTROL BY PRINCIPAL STOCKHOLDERS

     The directors, executive officers and their affiliates or related parties, own beneficially and in the aggregate, the majority of the voting power of the outstanding shares of the common stock of the Company. Accordingly, the directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including increasing the authorized capital stock of the Company and the dissolution, merger or sale of the Company's assets.

     RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS

     MidContinental Securities Corp. holds warrants to purchase 500,000 shares of common stock at an exercise price of $1.50 per share. The warrants expire on December 31, 2005.

     In April 2003, the Company's major stockholder, President and CEO ("major stockholder") converted $14,375 of debt in exchange for 57,504 shares of the Company's common stock at a per share price of $0.25 per share.

     On September 30, 2003, the Company's major stockholder converted $93,750 of long-term debt and $30,000 of accrued salary owed to him by the Company, for an aggregate amount of $123,750, in exchange for 75,000 restricted shares of the Company's shares of common stock at a per share price of $1.65. The $1.65 per share price for the conversion of debt owed to the major stockholder is consistent with the proposed maximum offering price per share in the Company's Form SB-2 Registration Statement and related amendments as filed with the U.S. Securities and Exchange Commission.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     RELATED PARTY STOCK TRANSACTIONS AND OTHER STOCK TRANSACTIONS (Continued)

     On December 31, 2003, the major stockholder converted $123,750 of long-term debt owed to him by the Company in exchange for 75,000 restricted shares of the Company's shares of common stock at a per share price of $1.65.

     The major stockholder personally incurred expenses on behalf of the Company and charged back the Company for the cost of these expenses. The total expenses were $20,755 for the year ended December 31, 2003.

     USE OF ESTIMATES

     The preparation of the financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     SIGNIFICANT ESTIMATES

     Several areas require management's estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates related to valuation of website development costs, accrued liabilities and the useful lives for amortization and depreciation.

     RESEARCH AND DEVELOPMENT COSTS

     Research and development costs are expensed as incurred. There were no research and development costs for the years ended December 31, 2003 and 2002.

     REVENUE RECOGNITION

     The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred, the fee is fixed or determinable, collectibility is reasonably assured, and there are no substantive performance obligations remaining. The Company's revenue recognition policies are in conformity with the AICPA's Statement of Position No. 97-2, "Software Revenue Recognition", as amended ("SOP 97-2").

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     REVENUE RECOGNITION (Continued)

     SOP 97-2 generally requires revenue from software arrangements involving multiple elements to be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, post-contract customer support, installation, or training and recognized as the element is delivered and the Company has no significant remaining performance obligations. The determination of fair value is based on objective evidence that is specific to the vendor. If evidence of fair value for each element of the arrangement does not exist, and the only outstanding deliverable is post-customer support, all revenue from the arrangement is recognized ratably over the term of the arrangement.

     Revenue from website portal services is recognized as the services are performed. The web-site portal service revenues are derived from a combination of fees, which are prepackaged individually for each customer. The customers buy a combination of items specific to their individual needs, upon which revenues are derived.

     The Company charges a per-client, per-month repetitive web-site maintenance service fee. Customer payments received in advance for providing maintenance services are recorded as deferred revenue and are then recognized proportionately as the maintenance services are performed. Deferred revenues were not significant as of December 31, 2003 and 2002.

     Revenues generated in exchange for advertising services are valued at the fair value of the services exchanged, based on the Company' s own historical practice of receiving cash, or other consideration that is readily convertible to known amounts of cash for similar advertising from buyers unrelated in the barter transaction. During the years ended December 31, 2003 and 2002, revenue derived from barter transactions were not significant.

     There was no revenue recognized in 2003 from the asset captioned "Licensing and agreements, which totaled $875,000, as reported on the balance sheet at December 31, 2003. The revenue from the Howdy Doody episodes will be recognized in accordance with Statement of Position ("SOP") 00-2, Accounting by Producers or Distributors of Films. The SOP requires the following, when all of the following conditions are met:

          1. Persuasive evidence of a sale or licensing arrangement with a customer exists.

          2. The film is complete and, in accordance with the terms of the arrangement, has been delivered or is available for immediate and unconditional delivery.

          3. The license period of the arrangement has begun and the customer can begin its exploitation, exhibition, or sale.

          4.   The arrangement fee is fixed or determinable.

          5.   Collection of the arrangement fee is reasonably assured.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     REVENUE RECOGNITION (Continued)

     When the Company's fee is based on a percentage or share of a customer's revenue from the exploitation of the Howdy Doody episodes, the Company will recognize revenue as the customer exploits the episodes and the Company meets all of the other revenue recognition conditions. In those circumstances the Company would expect to receive reports from the customers on a periodic basis and would use those reports as the basis for recording revenue.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with a maturity of three months or less as cash equivalents.

     EQUIPMENT

     Expenditures for maintenance, repairs and betterments, which do not materially extend the normal useful life of an asset, are charged to operations as incurred. Upon sale or other disposition of assets, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income.

     Depreciation and amortization are provided for financial reporting primarily on the accelerated and the straight-line methods over the estimated useful lives of the respective assets as follows:

                                            Estimated
                                           Useful Lives
                                           ------------

                     Computer equipment      5 years

     LONG-LIVED ASSETS

     The carrying values of long-lived assets are periodically reviewed by management and impairments would be recognized if the expected future non discounted cash flows derived from an asset were less than carrying value. No impairments have been recorded for the years ended December 31, 2003 and 2002.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     OTHER ASSETS

     The Company capitalizes computer software development costs in accordance with the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"). SFAS No. 86 requires that the Company capitalize computer software development costs upon the establishment of the technological feasibility of a product, to the extent that such costs are expected to be recovered through future sales of the product. Management is required to use professional judgment in determining whether development costs meet the criteria for immediate expense or capitalization. These costs are amortized by the greater of the amount computed using (i) the ratio that current gross revenues from the sales of software bear to the total of current and anticipated future gross revenue from the sales of the software or (ii) the straight line method over the estimated useful life of the product. As a result, the carrying amount of the capitalized software costs may be reduced materially in the near term.

     Statement of Position 98-1, "Accounting for the Costs of Computer Software Development For or Obtained for Internal Use" ("SOP 98-1") requires capitalization of certain cost incurred in the development of content for the Company's website and web site maintenance costs are expensed as incurred.

     The Company capitalized in October 2000, $225,000 in website and software development costs. The capitalized costs, which are the outside consulting fees charged by 411now.com, Inc., are amortized to expense based on the estimated useful life (5 years). Amortization expense for software development totaled $45,092 for the year ended December 31, 2003 and 2002. The estimated aggregate future amortization expense for capitalized website and software development costs remaining as of December 31, 2003 is as follows:

                            Years             Amount
                            -----             ------

                            2004              $45,090
                            2005              $33,365

     The trademark was placed in service September 2001 and cost approximately $4,000. Amortization expense was $400 for the year ended December 31, 2003.

     AMORTIZATION AND IMPAIRMENT OF LICENSES AND AGREEMENTS

     The Company will amortize the License and Agreement asset to the Hoody Doody films using the individual-film-forecast-computation method, in accordance with SOP 00-2, which amortizes or accrues (expenses) such costs in the same ratio that current period actual revenue (numerator) bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current fiscal year (denominator). The Company will begin amortization of the capitalized License and Agreement when the Howdy Doody tapes when it begins to recognize revenue from the tapes. No revenue was earned in 2003, therefore no amortization was recorded for the year.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     AMORTIZATION AND IMPAIRMENT OF LICENSES AND AGREEMENTS (Continued)

     Ultimate revenue to be included in the denominator of the individual-film-forecast-computation method fraction is subject to certain limitations as set forth in the SOP.

     If an event or change in circumstance indicates that the Company should assess whether the fair value of the License and Agreement to the Howdy Doody episodes is less than its unamortized costs, the Company will determine the fair value of the film and write off to the income statement the amount by which the unamortized capitalized costs exceeds the episode's fair value. The Company can not subsequently restore any amounts written off in previous fiscal years to income. There was no impairment loss recorded in 2003.

     START-UP COSTS

     The Company, in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities, expenses all start-up and organizational costs as they incurred.

     CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company extends credit to a substantial number of its customers and performs on going credit evaluations of those customers financial condition while, generally requiring no collateral.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     Financial instruments reported in the Company's consolidated balance sheet consist of cash, prepaid expenses, accounts payable, notes payable and accrued expenses, the carrying value of which approximate fair value at December 31, 2003.

     EARNINGS PER SHARE

     The Company accounts for earnings per share under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share, which requires a dual presentation of basic and diluted earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed assuming the conversion of convertible preferred stock and the exercise or conversion of common stock equivalent shares, if dilutive, consisting of unissued shares under options and warrants. Basic and diluted losses are the same as no options, warrants or convertible preferred stock have been issued.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     ADVERTISING COSTS

     All costs associated with advertising and promoting products are expensed in the year incurred. Advertising expense was $5,044 and $1,462 for the years ended December 31, 2003 and 2002, respectively.

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("FAS 109"). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is not considered to be more likely than not.

     The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because it has experienced a net operating loss since inception, and has taken a full valuation allowance against all deferred tax assets.

     RESTATEMENT - 2002

     The Company restated its financial statements for 2002. The net loss previously reported of 156,860 was restated to $151,443, as reported in the accompanying financial statements.


2.   LOSS PER SHARE

     Basic loss per common share ("LPS") is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share are calculated by adjusting the weighted average outstanding shares, assuming conversion of all potentially dilutive stock options.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


2.   LOSS PER SHARE (Continued)

     The numerator and denominator used in the basic and diluted LPS of common stock computations are presented in the following table.

                                                    For the Years Ended
                                                        December 31,
                                                        ------------
                                                     2003          2002
                                                     ----          ----

     NUMERATOR FOR BASIC AND DILUTED LPS
          Net loss to common shareholders .....  $  (313,181)  $  (151,443)
                                                 ===========   ===========

     DENOMINATOR FOR BASIC AND DILUTED LPS
          Weighted average shares of common
            stock outstanding .................    6,434,573     5,345,881
                                                 ===========   ===========

     LPS - Basic and diluted ..................  $      (.05)  $      (.03)
                                                 ===========   ===========

     The weighted average number of common shares outstanding prior to the reverse acquisition is deemed to be 5,926,662, being the number of shares issued to effect the reverse acquisition.


3. STOCKHOLDERS' LOANS

     The caption "Due to Stockholders" consists of two short-term notes, both of which are unsecured. The principal amount of the notes are $47,920, bearing an annual interest rate at 6.750%, payable monthly. On October 1, 2003, the maturity dates of all these notes were extended to January 1, 2005, and will become non-interest bearing if fully repaid by March 1, 2005. Any outstanding balances after March 1, 2005, will bear an annual interest rate of 6%. Upon mutual agreement between the stockholders and the Company, these notes are convertible on a quarterly basis, into restricted common shares valued at $1.65 per share.

     On October 1, 2003, one stockholder has agreed to fund the Company up to $120,000 over a 12 month period, as non-interest bearing loan due January 1, 2005, if paid in fully by March 1, 2005. Any outstanding balance after March 1, 2005, will bear an interest rate of 6%. Upon mutual agreement between this stockholder and the Company, this loan is convertible, on a quarterly basis, into restricted common shares valued at $1.65 per share.

     Total interest expense for the years ended December 31, 2003 and 2002 was $40,456 and $3,268, respectively.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


4.   EQUIPMENT

     Equipment at cost consists of:

                                                          December 31,
                                                              2003
                                                              ----

     Computer software and equipment ...................... $17,263

     Less: accumulated depreciation .......................  11,889
                                                            -------

          Total ........................................... $ 5,374
                                                            =======

     Depreciation expense for the years ended December 31, 2003 and 2002 was $3,452.


5.   INCOME TAXES

     The Company accounts for income taxes in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

     As of December 31, 2003, the Company has available a federal net operating loss carryforwards to offset future taxable income. The federal net operating loss carryforwards of $1,058,176 expire during the years 2020 through 2023.

     The Company has recorded a full valuation allowance against the deferred tax assets, including the federal and state net operating loss carryforwards as management believes that it is more likely than not that substantially all of the deferred tax assets will not be realized.

     The utilization of the net operating loss will be subject to a substantial limitation due to the "Change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss before its utilization.


6.   NOTE PAYABLE - RELATED PARTY TRANSACTION

     On January 5, 2003, Shutterport closed on an agreement with Adelstein Productions, Inc., a Florida corporation ("Adelstein"), to acquire 130 color episodes of the 1970's Howdy Doody television show ("Purchased Assets"). The Company intends to market this intellectual property through video sales and television syndication. The total purchase price includes 200,000 shares of common stock of the Company that was issued at closing and a note payable.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


6.   NOTE PAYABLE - RELATED PARTY TRANSACTION (Continued)

     The principal amount of the note payable is $675,000 ("Note"), payable to an Adelstein stockholder ("Holder"), who has been assigned by Adelstein to collect the proceeds of the note and make the proper distributions to the Adelstein shareholders. This Holder is also a stockholder who has a 14% interest in the Company. The Note bears an annual interest rate of approximately 6%. The total principal amount of the note matures on January 5, 2012. Accrued interest shall be payable annually in arrears, provided that the initial interest payment is made simultaneously with the issuance of this Note, by the issuance and delivery of 40,000 shares of the Company's Common Stock to the Holder. On January 5, 2003, the Company issued 40,000 shares of stock to the Holder of the Note for the initial first year interest payment of $40,000.

     The outstanding principal amount of this Note plus all accrued but unpaid interest due thereon shall be convertible at the option of the Holder at a conversion price equal to $1.50 per share, subject to certain equity adjustments. The Holder must convert at least $75,000 of Principal amount at any one time. If less than $75,000 of Principal is outstanding, then all of such remaining amount of principal shall be converted, if any is converted.

     The Company shall have the option of paying the interest in cash or shares of the Company's Common Stock. If payment is made in shares, then the number of shares shall be computed based on 60% of the average bid price for the 10 trading days ending on the interest payment date.

     The Company may offset against the Note balance any direct out-of-pocket expenses paid by the Company, including legal fees, used to defend any third party claims against the Purchased Assets relating to the ownership of such assets, up to $75,000. The Company is required to provide Adelstein documentation of such expenses.


7.   CAPITAL STOCK

     The total number of shares of capital stock authorized to be issued by the Company is 50,000,000 shares of Common Stock, $.001 par value. Each share of capital stock entitles the holder thereof to one vote at each meeting of the stockholders of the Company.


8.   LEGAL PROCEEDINGS

     From time to time, the Company has disputes that arise in the ordinary course of its business. Currently, according to management, there are no material legal proceedings to which the Company is party of or to which any of their property is subject.

                        MEDIANET GROUP TECHNOLOGIES, INC.
                     (FORMERLY CLAMSHELL ENTERPRISES, INC.)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


9.   COMMITMENTS AND CONTINGENCIES

     The Company has an employment agreement with the major stockholder providing for certain guaranteed payments starting January 1, 2003 and ending December 31, 2005. The terms of this employment agreement call for an annual salary of $40,000 plus other standard employee benefits. Included in due to stockholders is $10,000 of accrued salary, under the employment agreement, to the major stockholder at December 31, 2003.

     The Company occupies office space located in Boca Raton, Florida, which expires February 29, 2004. Total rent expense for the years ended December 31, 2003 and 2002 was $21,495 and $-0-, respectively.


10.  OPERATING SEGMENTS

     The Company has only one material operating segment, the design, market and distribution of website portals which are sold in the United States.


11.  SUBSEQUENT EVENTS - UNAUDITED

     During the period of January 1, 2004 through March 29, 2004, the Company has signed Reseller and/or Member Provider Agreements with various individuals or companies. These agreements allow companies to become Resellers and/or Member Providers of licenses of the MediaNet portals, BSP REWARDS and other products and services offered by the Company.

     The terms of these agreements are generally 1 year from the effective date, and can be renewed for successive 1 year periods after initial 1 year term, if agreed by both parties in writing within 30 days of license expiration. Either party may terminate the "AGREEMENT" on 60 days written notice during a renewed term. Compensation to the resellers should be made within 30 days of receipt of cleared funds.

     The Company has also signed a Licensing Agreement with Madacy Entertainment for certain episodes of its Howdy Doody library. The Agreement grants a license to Madacy Entertainment for 25 episodes to be produced as a DVD box set. The Company will receive a royalty on all sales and expects to begin receiving revenues during the fourth quarter of 2004.

                                     PART II

ITEM 24. INDEMNIFICATION

         As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been, Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  SEC Filing Fee..................    $ 105.00
                  Legal Fee.......................        *
                  Accounting Fees and Expenses....        *
                  Miscellaneous...................        *
                  Total...........................        *

                  * To be furnished by amendment.

ITEM 26. RECENT SALE OF UNREGISTERED SECURITIES

                                                                              Purchase       Aggregate
                                                                               Price          Purchase
Name                                            Date         Shares          Per Share         Price
----                                            ----         ------          ---------        --------
Steve Adelstein .........................    1/5/2003         40,000           $1.000         $ 40,000
Steve Adelstein .........................    1/5/2003        200,000            1.000          200,000
Steve Adelstein .........................    1/5/2003        450,000            1.500          675,000
Mid-Continental Securities Corp. ........    1/5/2003        500,000            1.500          750,000
Edith Silverman .........................    1/30/2003        40,000            0.250           10,000
Easter Wallace ..........................    1/30/2003        10,000            0.250            2,500
Francine Moss ...........................    1/30/2003        10,000            0.250            2,500
Gina M. Scialla .........................    2/13/2003        40,000            0.250           10,000
Dennis Lane .............................    2/25/2003       100,000            0.250           25,000
Todd Berns ..............................    3/1/2003         20,000            0.250            5,000
Mark Anthony ............................    3/1/2003         11,000            0.250            2,750
Bob and Rita Brand JTWROS ...............    3/1/2003         10,000            0.250            2,500
Richard Martel ..........................    3/1/2003          2,500            0.250              625
Tom and Patty Clarkson ..................    3/1/2003          5,000            0.250            1,250
James Charles ...........................    3/1/2003         10,000            0.250            2,500
Richard Starke ..........................    3/1/2003         10,000            0.250            2,500
Dominic Pope ............................    3/1/2003         10,000            0.250            2,500
Gerald F. Van Fleet .....................    3/1/2003          5,000            0.250            1,250
Thomas J. Walsh .........................    3/1/2003          4,000            0.250            1,000
Kevin Hacker ............................    3/1/2003          4,000            0.250            1,000
Col Shelley Lea Bennett .................    3/1/2003          6,000            0.250            1,500
Tom Hill ................................    3/1/2003          2,500            0.250              625
Larry Lipman ............................    3/6/2003         20,000            0.250            5,000
William Strauss .........................    3/11/2003        20,000            0.250            5,000
Gus Guilbert, Jr ........................    3/12/2003        20,000            0.250            5,000
Recapitalization due to reverse Merger ..    3/31/2003     6,181,562              -                -
Mark Anthony ............................    4/01/2003        56,000            0.250           14,000
Joseph Pioppi ...........................    4/01/2003        10,000            0.250            2,500
Shawn & Kimberly Witmer .................    4/01/2003         8,000            0.250            2,000
Peter J. and Lisa Luthringer, JT. TEN ...    4/16/2003         5,000            0.250            1,250
Jill Trotter ............................    4/16/2003        20,000            0.250            5,000
Candice Pioppi ..........................    4/16/2003        10,000            0.250            2,500
Gary Bryant .............................    4/16/2003        10,000            0.250            2,500
Cosmo A. Palmieri .......................    4/16/2003        10,000            0.250            2,500
Joseph H. and Sandre Dowling, JT. TEN ...    4/16/2003        10,000            0.250            2,500
Stephen Bushansky .......................    4/16/2003         5,000            0.250            1,250
Jack Drury ..............................    4/18/2003        10,000            0.250            2,500
Martin Berns ............................    9/30/2003        75,000            1.650          123,750
Martin Berns ............................    12/31/2003       75,000            1.650          123,750
Steve Adelstein .........................    6/30/2004       310,000            0.900          279,000
Tammi Shnider ...........................    6/30/2004       123,000            0.900          110,700
Todd Adelstein ..........................    6/30/2004       195,000            0.900          175,500
Joseph Porrello .........................    6/30/2004        50,000            0.900           45,000
Gus Guilbert Jr .........................    6/30/2004        25,000            0.900           22,500
Tammi Shnider C/F Alex Shnider ..........    6/30/2004        36,000            0.900           32,400
Tammi Shnider C/F Ryan Shnider ..........    6/30/2004        11,000            0.900            9,900
Martin Berns ............................    7/31/2004        75,000            1.650          123,750
Martin Berns ............................    9/30/2004        30,000            1.500           45,000
Shawn & Kimberly Witmer .................    10/28/2004        8,000            0.250            2,000
James Yagielo ...........................    10/29/2004        5,000            0.260            1,300
James Dyas ..............................    10/29/2004        5,000            0.260            1,300
Joseph Porrello .........................    10/29/2004       20,000            0.260            5,200
Martin Berns ............................    1/18/2005        33,713            0.950           32,027
Martin Berns ............................    3/28/2005        20,833            0.960           20,000
Cameron Associates ......................    3/31/2005        15,000            1.100           15,000
Cameron Associates ......................    4/01/2005        15,000            1.100           15,000
Cameron Associates ......................    5/01/2005        11,000            1.100           15,000
Cosmo Pamlieri ..........................    5/19/2005        10,000            0.250            2,500
Cameron Associates ......................    6/1/2005         13,000            1.100           14,300
Michael Cahr ............................    6/16/2005       137,000            0.550           75,350
Gregory Fortunoff........................    6/16/2005       100,000            0.055           55,000
Sandra Pessin ...........................    6/16/2005       400,000            0.550          220,000
Richard Stanton .........................    6/16/2005        33,000            0.550           18,150
Richard Walker ..........................    6/16/2005        33,000            0.550           18,150
Michael Cahr ............................    6/23/2005        63,000            0.550           34,650
Cameron Associates ......................    7/1/2005         13,000            1.100           14,300

ITEM 27. EXHIBITS

2.1 Stock Purchase Agreement, dated as of January 31, 2003, by and among Clamshell Enterprises, Inc., ShutterPort, Inc. as "Buyer" and five individual shareholders of Clamshell Enterprises, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003 (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

2.2 Agreement for Share Exchange dated as of February 3, 2003, by and among Clamshell Enterprises, Inc., and ShutterPort, Inc. The Agreement was originally filed on Current Report on Form 8-K with the Securities and Exchange Commission on March 4, 2003 and on Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2003 (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

3.1 Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on May 7, 2002)

3.2 Bylaws (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7, 2002)

3.3 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form 10-SB filed with the SEC on May 7, 2002)

3.4 Amendment to Articles of Incorporation (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

5.1 Opinion of Counsel, Williams Schifino Mangione & Steady, P.A. (To be filed by amendment)

10.1 Warrant Agreement between Mid-Continental Securities Corp. and Clamshell Enterprises, Inc. (incorporated by reference from Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 3, 2003)

10.2 Security Agreement dated as of January 2003 between ShutterPort.Com, Inc. and Adelstein Productions, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.3 Asset Purchase Agreement dated as of January 5, 2003 by and between ShutterPort, Inc. and Adelstein Productions, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.3a Convertible note dated January 4, 2003, by and between ShutterPort, Inc. and Adelstein Productions, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.4 Promissory Note dated July 1, 2000 by and between Martin Berns and ShutterPort.Com, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.5 Promissory Note dated December 31, 2000 by and between Eugene Berns and ShutterPort, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.6 Promissory Note dated December 31, 2002, by and between Martin Berns and ShutterPort, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.7 Employment Agreement between ShutterPort, Inc (the "Company") and Martin Berns (the "Employee") (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 1 filed with the Securities and Exchange Commission on August 11, 2003)

10.8 Letter Agreement dated October 1, 2003, by and between Martin Berns and MediaNet Group Technologies, Inc. to extend the date of loans payable to January 1, 2005 and to loan funds to the Company. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.9 Letter Agreement dated October 1, 2003, by and between Eugene Berns and MediaNet Group Technologies, Inc. to extend the date of loans payable to January 1, 2005 (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.10 Letter Agreement dated December 1, 2003, by and between Martin Berns and MediaNet Group Technologies, Inc. to defer all salaries through December 31, 2004 (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.11 Portal License Agreement dated 1/10/2003 between ShutterPort, Inc. and Platinum Media Direct (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.12 BSP Agreement dated 9/28/2003 between My Business Warehouse, Inc. and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.13 BSP Rewards Corporate Member Provider and Portal Agreement dated 10/27/2003 by and between Christian Benefits Association and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 4 filed with the Securities and Exchange Commission on December 24, 2003)

10.14 Reseller Agreement dated January 1, 2004 between Marc Phillips and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.15 Reseller Agreement dated January 6, 2004 between The Podulak Group and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.16 Reseller Agreement dated January 6, 2004 between Robert H. Ross and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.17 BSP Rewards Member Provider Agreement dated January 16, 2004 between Albert Hutchinson and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.18 Reseller Agreement dated February 16, 2004 between Porter & Associates Marketing, Inc. and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.19 Reseller Agreement dated February 20, 2004 between Hispanic Call Centers and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.20 Reseller Agreement dated February 23, 2004 between OneSource Network LLC and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.21 Reseller Agreement dated February 24, 2004 between Mele Gabales and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.22 Reseller Agreement dated February 24, 2004 between Thomas J. Reynolds and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.23 BSP Rewards Member Provider Agreement dated March 1, 2004 between Celmark Direct / Vitaquest and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.24 BSP Rewards Member Provider Agreement dated March 1, 2004 between Media Works International LLC and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.25 Reseller Agreement dated March 19, 2004 between International Direct Response, Inc. and MediaNet Group Technologies, Inc. (incorporated by reference from Registration Statement on Form SB-2/A Amendment No. 7 filed with the Securities and Exchange Commission on March 29, 2004)

10.26 Office Lease Agreement dated February 9, 2004 between American Holding Corp. and MediaNet Group Technologies, Inc. (incorporated by reference to the Post-Effective Amendment to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 29, 2005)

10.27 Rights Acquisition Agreement dated September 25, 2003 between Media Net Group Technologies, Inc. and GoodTimes Entertainment LLC (incorporated by reference to the Post-Effective Amendment to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 29, 2005)

10.28 Rights Acquisition Agreement dated December 1, 2003 between MediaNet Group and Madacy Entertainment (incorporated by reference to the Post-Effective Amendment to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on April 29, 2005)

10.29 Copy of Consulting Services Agreement between MediaNet Group Technologies, Inc. and Stanton, Walker & Company dated June 6, 2005

10.30 Copy of Advisory Agreement between MediaNet Group Technologies, Inc. and Cameron Associates, Inc. dated March 1, 2005

23.1 Consent of Livingston, Wachtell & CO, LLP, Certified Public Accountants, New York, NY

23.2 Consent of Child, Sullivan & Company, Independent Registered Public Accounting Firm, Salt Lake City, Utah

23.3 Consent of Counsel. See Exhibit 5.1

ITEM 28. UNDERTAKING

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any additional or changed material information on the plan of distribution.

         (2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Margate, State of Florida, on July 22, 2005.

                                        MEDIANET GROUP TECHNOLOGIES, INC.

                                        By /s/ Martin Berns, CEO, President


         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

       Name                              Title                         Date


/s/ Martin A. Berns            Chief Executive Officer,            July 22, 2005
-------------------            President and Director
Martin A. Berns


/s/ James M. Dyas              Chief Financial Officer,            July 22, 2005
-----------------              Director
James M. Dyas


/s/ Eugene H. Berns            Director                            July 22, 2005
-------------------
Eugene H. Berns


/s/ Dennis Lane                Director                            July 22, 2005
---------------
Dennis Lane


/s/ Joseph Porrello            Director                            July 22, 2005
-------------------
Joseph Porrello


/s/ Ivan L. Bial               Director                            July 22, 2005
----------------
Ivan L. Bial


/s/ Thomas Hill                Director                            July 22, 2005
---------------
Thomas Hill


/s/ Lawrence Lipman            Director                            July 22, 2005
-------------------
Lawrence Lipman